[Filed Pursuant to Rule 433]

TERM SHEET SUPPLEMENT

For use with base prospectus dated January 24, 2006

Residential Accredit Loans, Inc.

Depositor

Residential Funding Corporation

Sponsor and Master Servicer

QS Program

Mortgage Asset-Backed Pass-Through Certificates

(Issuable in Series)

The Trusts

Each RALI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor. The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans. The mortgage loans will be master serviced by Residential Funding Corporation.

The Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus. The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

You should consider carefully the risk factors beginning on page S-8 in this term sheet supplement.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

February 2, 2006

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the related base prospectus and the prospectus supplement for any series.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this term sheet supplement as a Relevant Member State, each underwriter will represent and agree that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this term sheet supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter will represent and agree that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act, referred to in this term sheet supplement as FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide information to you about the offered certificates of any series in three or more separate documents that provide progressively more detail:

  the related base prospectus, dated January 25, 2006, which provides general information, some of which may not apply to your series of certificates;
  this term sheet supplement, which provides general information about series of certificates issued pursuant to the depositor's QS program, some of which may not apply to the offered certificates of any series; and
  one or more term sheets, which describe terms applicable to the classes of the series of offered certificates described therein and provides a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-126732.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

The information in this term sheet supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates of a series, supersedes any information contained in any prior similar materials relating to such certificates. The information in this term sheet supplement is preliminary, and is subject to completion or change. This term sheet supplement is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet supplement and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase the certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter's obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Table of Contents

Page

Risk Factors	S-6
Risk of Loss	S-6
High LTV Loans Without Mortgage Insurance	S-11
Risks Relating to Primary Mortgage Insurers	S-12
Risks Relating to Cooperative Loans	S-12
Limited Obligations	S-13
Liquidity Risks	S-13
Bankruptcy Risks	S-14
Special Yield and Prepayment Considerations	S-15
Issuing Entity	S-24
Sponsor and Master Servicer	S-24
Affiliations Among Transaction Parties	S-25
Description of the Mortgage Pools	S-26
General	S-26
Static Pool Information	S-28
Primary Mortgage Insurance and Standard Hazard Insurance	S-28
The Program	S-29
Underwriting Standards	S-30
Additional Information	S-31
Description of the Certificates	S-31
General	S-31
Glossary of Terms	S-33
Interest Distributions	S-42
Determination of LIBOR	S-44
Principal Distributions on the Senior Certificates	S-45
Principal Distributions on Certain Classes of Insured Certificates	S-46
Cross-Collateralization Mechanics in a Series with Common Subordination	S-49
Principal Distributions on the Class M Certificates	S-50
Allocation of Losses; Subordination	S-52
Advances	S-58
Residual Interests	S-59
Certain Yield and Prepayment Considerations	S-59
General	S-59
Prepayment Considerations	S-60
Allocation of Principal Payments	S-61
Realized Losses and Interest Shortfalls	S-66
Pass-Through Rates	S-68
Purchase Price	S-68
Assumed Final Distribution Date	S-68
Weighted Average Life	S-68
Adjustable Rate Certificate Yield Considerations	S-69
Class A-P Certificate and Class A-V Certificate Yield Considerations	S-70
Class M-2 and Class M-3 Certificate Yield Considerations	S-70
Additional Yield Considerations Applicable Solely to the Residual Certificates	S-71
Pooling and Servicing Agreement	S-72
General	S-72
Custodial Arrangements	S-72
The Master Servicer and Subservicers	S-72
Servicing and Other Compensation and Payment of Expenses	S-74
Reports to Certificateholders	S-74
Voting Rights	S-75
Termination	S-75
The Trustee	S-76
Legal Proceedings	S-77
Material Federal Income Tax Consequences	S-77
Special Tax Considerations Applicable to Certificates Related to any Yield Maintenance Agreement.	S-79
Special Tax Considerations Applicable to Residual Certificates	S-80
Tax Return Disclosure and Investor List Requirements	S-82
Penalty Protection	S-82
Method of Distribution	S-82
Use of Proceeds	S-84
Legal Opinions	S-84
Ratings	S-84
Legal Investment	S-85
ERISA Considerations	S-85

Risk Factors

The offered certificates of any series are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Risk of Loss
Underwriting standards may affect risk of loss on the mortgage loans.

Generally, the mortgage loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

Examples include the following:
· mortgage loans secured by non-owner occupied properties may present a greater risk that the borrower will stop making monthly payments if the borrower's financial condition deteriorates;

· mortgage loans with loan-to-value ratios greater than 80% (i.e., the amount of the loan at origination is 80% or more of the value of the mortgaged property) may increase the risk that the value of the mortgaged property will not be sufficient to satisfy the mortgage loan upon foreclosure;

· mortgage loans with loan-to-value ratios of greater than 80%, which may be as high as 100% at origination, with no mortgage insurance may increase the likelihood that the value of the mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure unless the value of the mortgaged property increases;

· mortgage loans made to borrowers who have high debt-to-income ratios (i.e., the amount of debt service on the other debt of the borrower represents a large portion of his or her income) may result in a deterioration of the borrower's financial condition that could make it difficult for the borrower to continue to make mortgage payments; and

· mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower's income is less than that represented.

Some of the mortgage loans with loan-to-value ratios over 80% may be insured by primary mortgage insurance. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

See "The Trusts-Underwriting Policies" and "Certain Legal Aspects of Mortgage Loans and Contracts" in the related base prospectus.
The return on your certificates could be reduced by shortfalls due to the Servicemembers Civil Relief Act.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations of the United States may increase the number of borrowers who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting interest shortfalls are not required to be paid by the borrower at any future time. The master servicer for the applicable series of certificates will not be required to advance these shortfalls as delinquent payments, and the shortfalls will not be covered by any form of credit enhancement on the certificates of that series. Interest shortfalls on the mortgage loans included in the trust established for any series due to the application of the Relief Act or similar legislation or regulations will be applied to reduce the accrued interest on each interest-bearing class of certificates of that series on a pro rata basis.

The Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses on the mortgage loans included in the trust established for any series will be borne primarily by the class of certificates of that series with a certificate principal balance greater than zero with the lowest payment priority.

We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar legislation or regulations.

See the definition of Accrued Certificate Interest under "Description of the Certificates-Glossary of Terms" in this term sheet supplement and "Certain Legal Aspects of Mortgage Loans and Contracts-Servicemembers Civil Relief Act" in the related base prospectus.

The return on your certificates may be affected by losses on the mortgage loans in the related mortgage pool, which could occur due to a variety of causes.

Losses on mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, as well as adverse changes in a borrower's financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific regions.

One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. If the regional economy or housing market weakens in any region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, disruptions such as ongoing power outages, or terrorist actions or acts of war. The economic impact of any of those events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The properties underlying the mortgage loans may be concentrated in these regions. This concentration may result in greater losses to certificateholders than those generally present for similar mortgage-backed securities without that concentration.

Several hurricanes, which struck Louisiana, Alabama, Mississippi, Texas and Florida in recent months, may have adversely affected mortgaged properties located in those states. Generally, the mortgage pool does not include mortgage loans secured by mortgaged properties located in the federal emergency management agency ("FEMA") designated individual assistance zones. However, FEMA-designated individual assistance zones are subject to change from time to time by FEMA and, therefore, no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged properties located in those areas. Further, mortgage loans in the mortgage pool may be secured by mortgaged properties in FEMA-designated public assistance areas, which also may include mortgaged properties in areas that were affected by the hurricanes. Residential Funding will make a representation and warranty that each mortgaged property underlying a mortgage loan included in the trust established for any series is free of damage and in good repair as of the closing date for that series. In the event that a mortgaged property underlying a mortgage loan included in the trust established for any series is damaged as of the closing date for that series and that damage materially and adversely affects the value of or the interests of the holders of the certificates of that series in the related mortgage loan, Residential Funding will be required to repurchase the related mortgage loan from the trust. Any such repurchases may shorten the weighted average lives of the certificates of that series. We will not know how many mortgaged properties underlying the mortgage loans included in the trust established for any series will have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool for that series will be affected.

See "Description of the Mortgage Pool-Mortgage Pool Characteristics" in this term sheet supplement.

The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates.

Except as set forth in the final term sheet for a class of certificates, the only credit enhancement for any class of senior certificates of any series will be the subordination provided by the Class M Certificates and Class B Certificates of that series (and with respect to any class of super senior certificates, the subordination provided by the related class or classes of senior support certificates, and with respect to any class of insured certificates of any series, the credit enhancement provided by the financial guaranty insurance policy and any applicable reserve fund). The only credit enhancement for any Class M Certificates of any series will be the subordination provided by the Class B Certificates and by any class of Class M Certificates, if any, with a lower payment priority than that class. You should also be aware that the credit enhancement provided for some types of losses may be limited.

See "Description of the Certificates-Allocation of Losses; Subordination" in this term sheet supplement.

The value of your certificates may be reduced if losses are higher than expected.

If the performance of the mortgage loans included in the trust established for any series is substantially worse than assumed by the rating agencies rating any class of certificates of that series, the ratings of any class of those certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A transfer of master servicing in the event of a master servicer default may increase the risk of payment application errors

If the master servicer defaults in its obligations under the pooling and servicing agreement, the master servicing of the mortgage loans may be transferred to the trustee or an alternate master servicer, as described under "The Pooling and Servicing Agreement - Rights Upon Event of Default" in the prospectus. In the event of such a transfer of master servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an initial interest only period, which may increase the risk of loss and delinquency on these mortgage loans.

Some of the mortgage loans included in the trust established for any series may have interest only periods of varying duration. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the certificates of the related series from mortgage loans of this nature during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans may increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan can be relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

High LTV Loans Without Mortgage Insurance
The mortgage pool includes certain loans that may be subject to a higher risk of loss

Some of the mortgage loans may have an LTV ratio at origination in excess of 80% but may not be insured by a primary mortgage insurance policy. Although primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria. The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.

Risks Relating to Primary Mortgage Insurers
You may incur losses if a primary mortgage insurer fails to make payments under a primary mortgage insurance policy

Some of the mortgage loans may have an LTV ratio at origination in excess of 80% and may be insured by a primary mortgage insurance policy. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of certificates as realized losses.

Risks Relating to Cooperative Loans
Cooperative loans have certain characteristics that may increase the risk of loss

Some of the mortgage loans may not be secured directly by real property but may be cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses.

The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See "Certain Legal Aspects of Mortgage Loans and Contracts-The Mortgage Loans-Cooperative Loans" in the prospectus.

Limited Obligations
Payments on the mortgage loans are the primary source of payments on your certificates.

The certificates offered in each series will represent interests only in the trust established for that series. The certificates do not represent an ownership interest in or obligation of the depositor, the master servicer or any of their affiliates. If proceeds from the assets of the trust established for any series of certificates are not sufficient to make all payments provided for under the pooling and servicing agreement for that series, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses. Additional credit enhancement will be provided for any class of insured certificates of any series by the applicable financial guaranty insurance policy and any applicable reserve fund.

Liquidity Risks
You may have to hold your certificates to maturity if their marketability is limited.

A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid. Neither the underwriters for the related series nor any other person will have any obligation to make a secondary market in your certificates, and you have no right to request redemption of your certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Risks
Bankruptcy proceedings could delay or reduce distributions on the certificates.

The transfer of the mortgage loans from any applicable seller to the depositor will be intended by the parties to be and will be documented as a sale. However, if any seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the applicable mortgage loans as a loan secured by those mortgage loans or to consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans included in the trust established for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower May Increase the Risk of Loss on a Mortgage Loan.

If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court may require modifications of the terms of a mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan. Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and Prepayment Considerations
The yield on your certificates will vary depending on the rate of prepayments.

The yield to maturity on each class of offered certificates of any series will depend on a variety of factors, including:

• the rate and timing of principal payments on the mortgage loans in the related loan group included in the trust established for any series, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

• the allocation of principal payments on the mortgage loans in the related loan group among the various classes of offered certificates included in that series;

• the pass-through rate for that class;
• interest shortfalls due to mortgagor prepayments in the related loan group; and

• the purchase price of that class.

Where the mortgage loans in a trust established for a series have been divided into two or more loan groups, the senior certificates will receive distributions of principal and interest from the mortgage loans in the loan group or loan groups designated in the final term sheet for any such class of certificates.

As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean, in the case of a series with multiple loan groups, the loan group from which a class of certificates will receive distributions of principal and interest, and, in the case of a series with a single loan group, the mortgage pool.

The rate of prepayments is one of the most important and least predictable of these factors.

No assurances are given that the mortgage loans will prepay at any particular rate.

In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the mortgage loans will vary depending on future market conditions, and other factors.

Since mortgagors, in most cases, can prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain and are dependent upon a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Generally, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs. Streamlined documentation programs involve less verification of underwriting information than traditional documentation programs.

See "Description of the Mortgage Pool - The Program" and "Certain Yield and Prepayment Considerations" in this term sheet supplement and "Maturity and Prepayment Considerations" in the related base prospectus.

Mortgage loans with interest only payments may affect the yield on the offered certificates.

Some of the mortgage loans may require the related borrowers to make monthly payments of accrued interest, but not principal, for a certain period following origination. After the interest only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment.

In addition, because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans. Absent other considerations, this slower rate of principal distributions will result in longer weighted average lives of the offered certificates than would otherwise be the case if none of the mortgage loans had interest only periods.

The recording of mortgages in the name of MERS may affect the yield on the certificates.

The mortgages or assignments of mortgage for all or a portion of the mortgage loans included in the trust established for any series may have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee for any series, then any related expenses shall be paid by the related trust and will reduce the amount available to pay principal of and interest on the certificates included in that series with certificate principal balances greater than zero with the lowest payment priorities.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see "Description of the Mortgage Pool-Mortgage Pool Characteristics" and "Certain Yield and Prepayment Considerations" in this term sheet supplement and "Description of the Certificates-Assignment of Mortgage Loans" in the related base prospectus.

The yield on your certificates will be affected by the specific terms that apply to that class, discussed below.

The offered certificates of each class included in a series will have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of some of the categories of certificates that may be included in any series.

See "Certain Yield and Prepayment Considerations" in this term sheet supplement.

Senior Certificates

The senior certificates of any series, other than any interest only certificates, may be subject to various priorities for payment of principal. Distributions of principal on the senior certificates of any series entitled to principal distributions with an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the related mortgage pool. Those classes of senior certificates of any series entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage loans not covered by any applicable credit enhancement.

See "Description of the Certificates-Principal Distributions on the Senior Certificates" in this term sheet supplement.

Class A-P Certificates

A class of variable strip principal only certificates of any series will receive a portion of the principal payments only on the related mortgage loans that have net mortgage rates lower than the discount net mortgage rate described in the pooling and service agreement related to that series. Therefore, the yield on that class of variable strip principal only certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the related mortgage loans that have net mortgage rates lower than the applicable discount net mortgage rate.

Mortgage loans with lower mortgage rates are less likely to be prepaid than mortgage loans with higher mortgage rates. If prepayments of principal on the related mortgage loans that have net mortgage rates lower than the applicable rate occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be adversely affected.

Class A-V Certificates

A class of variable strip interest only certificates of any series will receive a portion of the interest payments only from the related mortgage loans that have net mortgage rates higher than the discount net mortgage rate described in the pooling and servicing agreement related to that series. Therefore, the yield on a class of variable strip interest only certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on the related mortgage loans that have net mortgage rates higher than the applicable rate.

Mortgage loans with higher mortgage rates are more likely to be prepaid than mortgage loans with lower mortgage rates. If the related mortgage loans that have net mortgage rates higher than the applicable rate are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in that class of variable strip interest only certificates will be adversely affected. Investors in a class of variable strip interest only certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans that have net mortgage rates higher than the applicable rate could result in the failure of such investors to fully recover their investments.

Interest Only Certificates

The Class A-V Certificates will not, and, as described in any final term sheet for a class of certificates, certain other classes of certificates may not, be entitled to principal distributions. Such certificates will receive interest distributions based on a notional amount based on all or a portion of the certificate principal balance of one or more classes of certificates included in the related series. Investors in a class of interest only certificates should be aware that the yield on that class will be extremely sensitive to the rate and timing of principal payments on the related class or classes of certificates, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the related class or classes of certificates will have an adverse effect on the yield to investors in a class of interest only certificates and could result in their failure to fully recover their initial investments.

Accrual Certificates and Partial Accrual Certificates

Because accrual certificates are not entitled to receive any distributions of interest for some period of time and partial accrual certificates are entitled to smaller distributions of interest that are based on only a portion of the certificate principal balance of that class, accrual certificates and partial accrual certificates of any series will likely experience significant price and yield volatility. Investors should consider whether this volatility is suitable to their investment needs.

Adjustable Rate Certificates

The interest rate on any class of floating rate certificates included in any series will vary in accordance with the applicable interest rate index set forth in any final term sheet for that class of certificates. The interest rate on any class of inverse floating rate certificates included in any series will vary inversely with the applicable interest rate index set forth in any final term sheet for that class of certificates. Therefore, the yields to investors on such certificates, if any, will be sensitive to fluctuations in the applicable interest rate index.

Companion Certificates

A class of companion certificates of any series may receive small or large distributions of principal on each distribution date to the extent necessary to stabilize principal distributions to one or more classes of planned principal certificates, targeted principal certificates or scheduled principal classes of that series. Due to the companion nature of these classes of certificates, these certificates will likely experience price and yield volatility. Investors in a class of companion certificates should consider whether this volatility is suitable to their investment needs.

Component Certificates

A class of component certificates of any series may consist of components with different principal and interest payment characteristics. As each component of a class of component certificates may be identified as falling into one or more of the categories set forth under "Description of the Certificates-General" in this term sheet supplement, that class of component certificates may bear the risks, including the price and yield volatility, associated with the categories of certificates described in these risk factors to the extent of each applicable component. Investors in a class of component certificates should consider whether the risks and volatility associated with any component of that class is suitable to their investment needs.

Insured Certificates

Investors in any class of insured certificates of any series should be aware that payments of principal on those certificates may be allocated according to a random lot procedure. Therefore it is highly uncertain that payments will be made to any investor in those certificates on the date desired by that investor.

In addition, any class of insured certificates of any series may be subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these certificates. Insured certificates subject to these procedures, practices and limitations may not be an appropriate investment for you if you require distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase insured certificates subject to these procedures, practices and limitations, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

See "Principal Distributions on Certain Classes of Insured Certificates" in this term sheet supplement.

Investors in insured certificates of any series should be aware that the related financial guaranty insurance policy will not cover interest shortfalls attributable to prepayments or interest shortfalls related to Relief Act reductions on the related mortgage loans, except as is otherwise provided.

Lockout Certificates

As described in any final term sheet for a class of certificates, certain classes of certificates may not receive distributions of principal payments or prepayments on the related mortgage loans for a period of time and, as described in any final term sheet for a class of certificates, may not be expected to receive distributions of scheduled principal payments on the related mortgage loans for a period of time. After the expiration of the initial period, such certificates may receive a distribution of principal payments or prepayments on the related mortgage loans that is smaller than that class's pro rata share and, as described in any final term sheet for a class of certificates, may receive a distribution of scheduled principal payments on the related mortgage loans that is smaller than that class's pro rata share.

Planned Principal Certificates or PACs

Any class of planned principal certificates included in any series will be structured so that principal payments will be made in accordance with a schedule related to that series, but only if the mortgage loans included in the trust established for that series prepay at a constant rate within a specified range. If prepayments on the mortgage loans in the related loan group occur at a rate below such range, the weighted average lives of that class of planned principal certificates may be extended. On the other hand, if prepayments on the mortgage loans in the related loan group occur at a rate above that range, the weighted average lives of that class of planned principal certificates may be reduced.

Principal Only Certificates

A class of principal only certificates included in any series is not entitled to receive distributions of interest. Investors in a principal only certificate should be aware that if prepayments of principal on the mortgage loans included in the trust established for that series and distributed to that class occur at a rate slower than an investor assumed at the time of purchase, the investor's yield will be lower than anticipated.

Scheduled Principal Certificates

A class of scheduled principal certificates included in any series will be structured so that principal payments will be made in will be made in certain designated amounts, assuming that prepayments on the mortgage loans in the related loan group occur each month at a certain assumed rate or rates. If prepayments on the mortgage loans in the related loan group occur at a rate below the assumed rate or rates, the weighted average lives of that class of scheduled principal certificates may be extended. On the other hand, if prepayments on the mortgage loans in the related loan group occur at a rate above the assumed rate or rates, the weighted average lives of that class of scheduled principal certificates may be reduced.

Senior Support Certificates

Investors in a class of senior support certificates of any series should be aware that all or a portion of losses on the mortgage loans in the related loan group otherwise allocable to the related class or classes of super senior certificates will be allocated to that class of senior support certificates as and to the extent set forth in the final term sheet for that series. Therefore, the yield to maturity on that class of senior support certificates will be extremely sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

Targeted Principal Certificates or TACs

Any class of targeted principal certificates of any series is structured so that principal payments on the mortgage loans included in the trust established for that series will be made in accordance with a schedule related to that series, but only if the mortgage loans in the related loan group prepay at the constant rate assumed in establishing the related schedule. If prepayments on the mortgage loans in the related loan group occur at a rate below that rate, the weighted average lives of that class of targeted principal certificates may be extended. On the other hand, if prepayments on the mortgage loans in the related loan group occur at a rate above that rate, the weighted average lives of that class of targeted principal certificates may be reduced.

Certificates related to any yield maintenance agreement

As set forth in any final term sheet for a class of certificates, the holders of certain certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. The purpose of a yield maintenance agreement is to partially mitigate the risk to the investors in the related certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

However, the amount payable to those investors under a yield maintenance agreement may be based on a notional amount equal to the lesser of the aggregate certificate principal balance of related certificates and an amount determined based on an assumed rate of prepayments on the mortgage loans. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable on the yield maintenance agreement will be less than the amount of interest that would accrue on those certificates at the excess of the index over a certain rate per annum as set forth in the final term sheet for such class. In addition, if the index exceeds a certain rate per annum as set forth in the final term sheet for such class of certificates, no additional amounts are payable under the yield maintenance agreement. Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between the index plus the related margin and a rate set forth in the final term sheet for such class of certificates will not be payable from any source on that distribution date or any future distribution date.

Furthermore, investors under the yield maintenance agreement are subject to the risk that the yield maintenance agreement provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

Class M Certificates

The yield to investors in any class of the subordinated certificates of any series will be sensitive to the rate and timing of losses on the related mortgage loans, if those losses are not covered by a more subordinate class of subordinated certificates.

It is not expected that a class of subordinated certificates, other than any class of senior support certificates, will receive any distributions of principal prepayments until a distribution date described in the term sheet for a class of certificates. On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans in each loan group, in the case of a series with common subordination, or in the related loan group, in the case of a series with separate subordination, may be allocated to the related senior certificates as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments may be paid to the holders of the subordinated certificates, other than any class of senior support certificates. As a result, the weighted average lives of the subordinated certificates may be longer than would otherwise be the case.

See "Description of the Certificates-Allocation of Losses; Subordination" in this term sheet supplement.

Issuing Entity

The depositor will establish a trust with respect to each series on the closing date for that series, under a series supplement, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of January 1, 2006, among the depositor, the master servicer and the trustee together with the series supplement, referred to herein as the pooling and servicing agreement. The pooling and servicing agreement is governed by the laws of the State of New York. On the closing date for each series, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 30 years. The mortgage pool may be a single loan group or divided into two or more loan groups. The trust will not have any additional equity. The pooling and servicing agreement will authorize the trust to engage only in selling the certificates in exchange for the mortgage loans, entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders.

The pooling and servicing agreement will provide that the depositor assigns to the trustee for the benefit of the certificateholders without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement will state that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

Some capitalized terms used in this term sheet supplement have the meanings given below under "Description of the Certificates-Glossary of Terms" or in the related base prospectus under "Glossary."

Sponsor and Master Servicer

Residential Funding Corporation, a Delaware corporation, buys residential mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. See "The Trusts-Mortgage Collateral Sellers" and "-Qualifications of Sellers" for a general description of applicable seller/servicer eligibility requirements. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas, Maryland, Pennsylvania and New York. Residential Funding Corporation finances its operations primarily through its securitization program.

Residential Funding Corporation was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. General Motors Acceptance Corporation purchased Residential Funding Corporation in 1990. In 1995, Residential Funding Corporation expanded its business to include "Alt-A" first lien mortgage loans, such as the mortgage loans described in this prospectus. Residential Funding Corporation also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

Residential Funding Corporation's overall procedures for originating and acquiring mortgage loans are described under "Description of the Mortgage Pools - The Program" in this term sheet supplement. Residential Funding Corporation's material role and responsibilities in this transaction, including as master servicer, are described in the prospectus under "The Trusts - Qualification of Sellers" and "The Trusts - Repurchases of Mortgage Collateral" and in this term sheet supplement under "Pooling and Servicing Agreement - The Master Servicer and Subservicers -Master Servicer."

Residential Funding Corporation's wholly-owned subsidiary, Homecomings Financial Network, Inc., or Homecomings, originated and sold to Residential Funding Corporation certain of the mortgage loans included in the mortgage pool. See "Affiliations Among Transaction Parties," "Description of the Mortgage Pool - Originators" and "Pooling and Servicing Agreement - The Master Servicer and Subservicers" in this term sheet supplement.

Affiliations Among Transaction Parties

The diagram below illustrates the ownership structure among the affiliated transaction parties.

GENERAL MOTORS CORPORATION

GENERAL MOTORS ACCEPTANCE CORPORATION

(GMAC)

RESIDENTIAL CAPITAL CORPORATION

RESIDENTIAL FUNDING CORPORATION	RESIDENTIAL ACCREDIT LOANS, INC.
(Sponsor and Master Seriver)	(Depositor)

HOMECOMINGS FINANCIAL NETWORK

(Subservicer)

Description of the Mortgage Pools

General

The mortgage pool for each series will consist of mortgage loans, divided into one or more loan groups, secured by first liens on fee simple or leasehold interests in one-to four-family residential real properties. The property securing the mortgage loan is referred to as the mortgaged property. The mortgage pool will consist of conventional, fixed-rate, fully-amortizing, first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination.

All of the mortgage loans included in the trust established for any series have been or will be purchased by the depositor through its affiliate, Residential Funding, from unaffiliated sellers as described in this term sheet supplement and in the related base prospectus or from HomeComings Financial Network, Inc., a wholly-owned subsidiary of the master servicer, or other affiliated sellers.

The mortgage loans were selected for inclusion in the mortgage pool from among mortgage loans purchased in connection with the Expanded Criteria Program described below based on the sponsor's assessment of investor preferences and rating agency criteria.

The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans included in the trust established for any series as of the date of issuance of the certificates of that series. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders of that series in any of those mortgage loans. Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its representations and warranties occurs. Accordingly, the only representations and warranties regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the certificateholders of that series will be the limited representations and warranties made by Residential Funding and the depositor and the representations and warranties made by the mortgage collateral sellers to the limited extent described in this paragraph. See "The Trusts-Representations with Respect to Mortgage Collateral" in the related base prospectus.

A limited amount of losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the subordination provided by the Class M Certificates and Class B Certificates as described in this term sheet supplement under "Description of the Certificates-Allocation of Losses; Subordination" and, subject to any applicable limitations, all such losses allocated to a class of Insured Certificates of any series will be covered by the applicable financial guaranty insurance policy.

The original mortgages for some of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was or may be recorded in the name of the originator of the mortgage loan, record ownership was or will be later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS® System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations-General" in this term sheet supplement and "Description of the Certificates-Assignment of Mortgage Loans" in the related base prospectus.

In connection with mortgage loans secured by a leasehold interest, if any, Residential Funding shall have represented to the depositor that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

A portion of the mortgage loans included in the trust established for any series may be subject to the Homeownership and Equity Protection Act of 1994, as amended, as of the closing date for that series, and a portion of the mortgage loans included in the trust established for any series may be loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See "Certain Legal Aspects of Mortgage Loans-The Mortgage Loans-Homeownership Act and Similar State Laws" in the related base prospectus.

A portion of the mortgage loans included in the trust established for any series may be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Static Pool Information" in this term sheet supplement.

A portion of the mortgage loans included in the trust established for any series may be Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

A portion of the mortgage loans may be balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

Certain of the stipulations on the characteristics of the mortgage loans included in the trust established for any series may be stipulations regarding the Credit Scores of the related mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust established for any series or that any mortgagor's Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

A portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge generally applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans included in the trust established for any series will not be available for distribution on the certificates included in that series. See "Certain Yield and Prepayment Considerations" in this term sheet supplement and "Certain Legal Aspects of the Mortgage Loans-Default Interest and Limitations on Prepayments" in the related base prospectus.

Static Pool Information

Current static pool data with respect to mortgage loans master serviced by Residential Funding is available on the internet at www.gmacrfcstaticpool.com (the "Static Pool Data"). Information presented under "RALI" as the issuer/shelf and "QS" as the series will include information regarding prior securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool, based on underwriting criteria and credit quality.

As used in the Static Pool Data, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

From time to time, the master servicer or a subservicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the master servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

Charge offs are taken only when the master servicer has determined that it has received all payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

Primary Mortgage Insurance and Standard Hazard Insurance

Subject to limited exceptions, each of the mortgage loans included in the trust established for any series will be required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, subject to limited exceptions, and to the best of the depositor's knowledge, each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

The primary insurers for the mortgage loans included in the trust for each series will have a claims paying ability acceptable, as of the cut-off date for that series, to the rating agencies that have been requested to rate the related certificates; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriters. See "Insurance Policies on Mortgage Loans or Contracts" in the related base prospectus.

The Program

General. Residential Funding, under its Expanded Criteria Program, or the program, purchases mortgage loans that may not qualify for other first mortgage purchase programs such as those run by Fannie Mae or Freddie Mac or by Residential Funding in connection with securities issued by the depositor's affiliate, Residential Funding Mortgage Securities I, Inc. However, a portion of the mortgage loans under the program may qualify for the Fannie Mae or Freddie Mac programs. Examples of mortgage loans that may not qualify for such programs include mortgage loans secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans with high LTV ratios or mortgage loans made to borrowers whose ratios of debt service on the mortgage loan to income and total debt service on borrowings to income are higher than for those other programs. Borrowers may be international borrowers. The mortgage loans also include mortgage loans secured by parcels of land that are smaller or larger than the average for these types of loans, mortgage loans with higher LTV ratios than in those other programs, and mortgage loans with LTV ratios over 80% that do not require primary mortgage insurance. See "-Program Underwriting Standards" below. The inclusion of those mortgage loans may present certain risks that are not present in those other programs. The program is administered by Residential Funding on behalf of the depositor.

Qualifications of Program Sellers. Each Expanded Criteria Program Seller has been selected by Residential Funding on the basis of criteria described in Residential Funding's Expanded Criteria Seller Guide, or the Seller Guide. See "The Trusts-Qualifications of Sellers" in the related base prospectus.

Program Underwriting Standards. In accordance with the Seller Guide, the Expanded Criteria Program Seller is required to review an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor is required to furnish information, which may have been supplied solely in the application, regarding its assets, liabilities, income (except as described below), credit history and employment history, and to furnish an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of non-owner occupied properties, income derived from the mortgaged property may be considered for underwriting purposes. For mortgaged property consisting of a vacation or second home, generally no income derived from the property is considered for underwriting purposes.

Based on the data provided in the application and certain verifications, if required, a determination is made by the original lender that the mortgagor's monthly income, if required to be stated, will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, must equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

Certain of the mortgage loans have been originated under "reduced documentation" or "no stated income" programs, which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

The adequacy of the mortgaged property as security for repayment of the related mortgage loan generally is determined by an appraisal in accordance with appraisal procedure guidelines described in the Seller Guide. Appraisers may be staff appraisers employed by the originator. The appraisal procedure guidelines generally require the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraiser is required to consider a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property, or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

Prior to assigning the mortgage loans to the depositor, Residential Funding will have reviewed the underwriting information provided by the mortgage collateral sellers for most of the mortgage loans and, in those cases, determined that the mortgage loans were generally originated in accordance with or in a manner generally consistent with the underwriting standards described in the Seller Guide. With regard to a material portion of these mortgage loans, this review of underwriting information by Residential Funding was performed using an automated underwriting system. Any determination described above using an automated underwriting system will only be based on the information entered into the system and the information the system is programmed to review. See "The Trusts3/4 Underwriting Policies3/4 Automated Underwriting" in the related base prospectus.

Because of the program criteria and underwriting standards described above, the mortgage loans may experience greater rates of delinquency, foreclosure and loss than mortgage loans required to satisfy more stringent underwriting standards.

Billing and Payment Procedures. The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly invoices to borrowers. In some cases, borrowers are provided with coupon books annually, and no invoices are sent separately. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union quick check, although an additional fee may be charged for these payment methods. Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

All of the mortgage loans in the mortgage pool were originated in accordance with the underwriting criteria of Residential Funding described under "-The Program" in this term sheet supplement. Residential Funding will review each mortgage loan for compliance with its underwriting standards prior to purchase as described under "The Trusts - Underwriting Policies - Automated Underwriting" in the prospectus.

The applicable underwriting standards include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with the underwriting standards described above if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting standards described above, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Additional Information

Prior to the issuance of the offered certificates, Residential Funding Corporation may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy certain characteristics. Residential Funding Corporation may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

Description of the Certificates

General

The trust will issue certificates pursuant to the pooling and servicing agreement. The certificates consist of certain publicly offered classes of certificates as reflected in any final term sheet for a class of certificates, which are referred to collectively as the offered certificates, and one or more classes of Class B Certificates which are not publicly offered. The various classes of Class A Certificates are referred to collectively as the Class A Certificates. The various classes of Class R Certificates are referred to collectively as the Class R, or Residual, Certificates. The various classes of Class A Certificates and Class R Certificates are referred to collectively as the Senior Certificates. In addition to the Senior Certificates, except as is otherwise set forth in any final term sheet supplement for that series, each series of certificates will include six classes of subordinate certificates which are designated as the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, collectively referred to as the subordinated certificates. Those classes of certificates that have a pass-through rate based on an index, such as LIBOR, plus a related pass-through margin are referred to collectively as Adjustable Rate Certificates. Those classes of certificates that have a pass-through rate based on LIBOR are collectively referred to as the LIBOR Certificates. Those classes of certificates that receive a portion of the principal payments only on the related mortgage loans that have net mortgage rates lower than the Discount Net Mortgage Rate are referred to collectively as the Class A-P Certificates. Those classes of certificates that receive a portion of the interest payments only from the related mortgage loans that have net mortgage rates higher than the Discount Net Mortgage Rate are referred to collectively as the Variable Strip Certificates or Class A-V Certificates. See "Glossary" in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

The certificates of any series will evidence the entire beneficial ownership interest in the related trust. For any series the related trust will consist of:

the mortgage loans;

the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate Account and belonging to the trust;

property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

with respect to any class of Insured Certificates of that series, any applicable reserve fund and any applicable rounding account;

any applicable primary insurance policies and standard hazard insurance policies; and

all proceeds of any of the foregoing.

Where the mortgage loans in a trust established for a series have been divided into two or more loan groups, the Senior Certificates will receive distributions of principal and interest from the mortgage loans in the loan group or loan groups designated in the final term sheet for any such class of certificates.

As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean, in the case of a series with multiple loan groups, the loan group from which a class of certificates will receive distributions of principal and interest, and, in the case of a series with a single loan group, the mortgage pool.

For some series of certificates, referred to herein as series with common subordination, subordinate certificates will be issued related to all Senior Certificates of that series. These subordinate certificates will receive payments on the mortgage loans in each loan group for that series and will serve as credit enhancement for all Senior Certificates of that series, as described in this term sheet supplement.

References to the related mortgage loans with respect to the subordinate certificates in any series with common subordination will mean the mortgage loans.

For some series of certificates, referred to herein as series with separate subordination, a separate group of subordinate certificates will be issued related solely to that group and assigned a numerical designation, such as Class I-M-1 and Class II-M-1, to denote the group to which the certificates belong. These subordinate certificates will receive payments on the mortgage loans in the related loan group and will serve as credit enhancement solely for the related group of Senior Certificates, as described in this term sheet supplement.

References to the related mortgage loans with respect to the subordinate certificates of any certificate group in a series with separate subordination will mean the mortgage loans in the related loan group.

As used in this term sheet supplement, references to the related (or words of similar effect) Class M Certificates or Class B Certificates will mean, in the case of a series with separate subordination, the Class M Certificates or Class B Certificates in the related certificate group.

The Senior Certificates, other than the Residual Certificates, and the Class M Certificates identified in the final term sheet for any class of offered certificates will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

The DTC registered certificates of any series will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this term sheet supplement under "-Book-Entry Registration of Certain of the Offered Certificates-Definitive Certificates." Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

Accretion Termination Date-The earlier to occur of (i) the distribution date on which the Certificate Principal Balance of the Accretion Directed Certificates has been reduced to zero and (ii) the Credit Support Depletion Date.

Accrual Distribution Amount-With respect to any specified class or classes of Accrual Certificates, if any, of any series and each distribution date preceding the Accretion Termination Rate for that class, an amount equal to the aggregate amount of Accrued Certificate Interest on such class or classes of Accrual Certificates for that date which will be added to the Certificate Principal Balance thereof, and distributed to the holders of the related class or classes of Accretion Directed Certificates, as described in any final term sheet for that class of certificates, as principal in reduction of the Certificate Principal Balances thereof. Any distributions of the Accrual Distribution Amount for any specified classes or classes of Accrual Certificates to the related class or classes of Accretion Directed Certificates will reduce the Certificate Principal Balances of such related class or classes of certificates by that amount. The amount that is added to the Certificate Principal Balances of any class of Accrual Certificates will accrue interest at the pass-through rate for that class. On each distribution date on or after the Accretion Termination Date for a class of Accretion Directed Certificates of any series, the entire Accrued Certificate Interest on the Accrual Certificates for that date will be payable to the holders of those certificates, as interest to the extent not required to fully reduce the amounts of the Accretion Directed Certificates to zero on the Accretion Termination Date; provided, however, that if the Accretion Termination Date is the Credit Support Depletion Date, the entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Accrual Certificates.

Accrued Certificate Interest-With respect to any class of offered certificates and any distribution date, an amount equal to (a) in the case of each class of offered certificates, other than the Interest Only Certificates and Principal Only Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Interest Only Certificates, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the then-applicable pass-through rate on that class for that distribution date; in each case less interest shortfalls on the mortgage loans in the related loan group included in the trust established for that series, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates for that series, by the subordination provided by the related Class B Certificates and the related Class M Certificates, in the case of a series with separate subordination, or the Class B Certificates and Class M Certificates of that series, in the case of a series with common subordination, and, only with respect to a class of Super Senior Certificates, if any, by the subordination provided by the related Senior Support Certificates, and, only with respect to a class of Insured Certificates, if any, by any applicable reserve fund and the additional credit enhancement provided by the applicable financial guaranty insurance policy, and, with respect to the Class M Certificates, to the extent not covered by the subordination provided by the related Class B Certificates, in the case of a series with separate subordination, or the Class B Certificates of that series, in the case of a series with common subordination and any related class or classes of Class M Certificates, in the case of a series with separate subordination or the Class M Certificates of that series, in the case of a series with common subordination having a lower payment priority, including in each case:

(i) any Prepayment Interest Shortfall on the mortgage loans in the related loan group included in the trust established for that series to the extent not covered by the master servicer as described in this term sheet supplement under "Description of the Certificates-Interest Distributions";

(ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the mortgage loans in the related loan group included in the trust established for that series not allocated through subordination;

(iii) the interest portion of any Advances that were made with respect to delinquencies on the mortgage loans in the related loan group included in the trust established for that series that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

(iv) any other interest shortfalls on the mortgage loans in the related loan group included in the trust established for that series not covered by the subordination provided by the related Class M Certificates or Class B Certificates, including interest shortfalls relating to the Servicemembers Civil Relief Act, as amended, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of the related classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date from the related loan group or trust established for that series absent these reductions. The shortfalls that are allocated to the Insured Certificates, other than Prepayment Interest Shortfalls to the extent covered by amounts due from the master servicer or from funds on deposit in the Reserve Fund or shortfalls relating to the application of the Relief Act or similar legislation or regulations to the extent covered by funds on deposit in the Reserve Fund, will be covered by the policy. In the case of each class of Class M Certificates, Accrued Certificate Interest on that class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "-Allocation of Losses; Subordination." Accrued Certificate Interest on each class of related Senior Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Advance-As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal and interest due on the mortgage loan during the related Due Period which were not received as of the close of business on the business day preceding the related determination date.

Available Distribution Amount- With respect to any distribution date and each loan group, as applicable, an amount equal to the aggregate of:

the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees and payment of any premium and to the applicable Certificate Insurer with respect to any financial guaranty insurance policy related to that series;

all unscheduled payments on the mortgage loans in the related loan group, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for these mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

all Advances on the mortgage loans in the related loan group made for that distribution date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans included in the trust established for that series, not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this term sheet supplement under "-Principal Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

Available Funds Cap-With respect to any distribution date on or before the distribution date set forth in any final term sheet for a class of certificates and the related classes of certificates, a certain rate per annum, plus amounts, if any, paid pursuant to the yield maintenance agreement and allocated to that class of certificates, expressed as a per annum rate. With respect to any distribution date on or before the distribution date set forth in any final term sheet for a class of certificates and the related classes of certificates, a certain rate per annum.

Capitalization Reimbursement Amount-With respect to any distribution date and each loan group as determined separately for each loan group, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the mortgage loans in the related loan group during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date for that series and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in the related loan group.

Capitalization Reimbursement Shortfall Amount-With respect to any distribution date and a loan group, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans in the related loan group during the preceding calendar month exceeds the amount of principal payments on the mortgage loans included in the related Available Distribution Amount for that series and distribution date.

Certificate Principal Balance-With respect to any offered certificate of any series, other than the Interest Only Certificates, as of any date of determination, an amount equal to the sum of (x) the initial Certificate Principal Balance of that certificate and (y) in the case of any class of Accrual Certificates, if any, an amount equal to the Accrued Certificate Interest added to the Certificate Principal Balance of that class of Accrual Certificates on each distribution date prior to the applicable Accretion Termination Date for that series, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this term sheet supplement, provided that, after the Certificate Principal Balances of the Class B Certificates, in the case of a series with common subordination, or the related Class B Certificates in the case of a series with separate subordination, for that series have been reduced to zero, the Certificate Principal Balance of any certificate of the class of the related Class M Certificates for that series with the highest payment priority to which Realized Losses, other than Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses on the mortgage loans included in the trust established for that series, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates, in the case of a series with common subordination, or related certificates in a series with separate subordination, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates of that series then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans, in the case of a series with common subordination, or the related mortgage loans in a series with separate subordination.

Class A-P Collection Shortfall- With respect to any distribution date and a loan group, the extent to which (1) the amount included under clause (iii) of the definition of Class A-P Principal Distribution Amount for that distribution date and loan group, as applicable, is less than (2) the amount described in (a) under clause (iii) of such definition of Class A-P Principal Distribution Amount. Notwithstanding any other provision of this term sheet supplement, any distribution relating to any Class A-P Collection Shortfall, in the case of a series with common subordination, to the extent not covered by any amounts otherwise distributable to the Class B-3 Certificates of that series shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the Class B-2 Certificates and Class B-1 Certificates, and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority, or in the case of a series with separate subordination, to the extent not covered by any amounts otherwise distributable to the related Class B-3 Certificates of that series shall result in a reduction of the amount of principal distributions on that distribution date on (i) first, the related Class B-2 Certificates and Class B-1 Certificates, and (ii) second, the related Class M Certificates, in each case in reverse order of their payment priority.

Class A-P Principal Distribution Amount-With respect to any distribution date and loan group, as applicable, a distribution allocable to principal made to holders of the related Class A-P Certificates from the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount is distributed, equal to the aggregate of:

(i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan in the related loan group due during the related Due Period, whether or not received on or prior to the related determination date, less the Discount Fraction of the principal portion of any related Debt Service Reductions which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

(ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan in the related loan group, other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan in the related loan group described in clause (iii) below, including mortgagor prepayments, repurchases of Discount Mortgage Loans or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries of principal, received during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

(iii) in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of that Discount Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

(iv) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

(v) an amount equal to the aggregate of the related Class A-P Collection Shortfalls for all distribution dates on or prior to such distribution date, less any amounts paid under this clause on a prior distribution date, until paid in full; provided, that distributions under this clause (v) shall only be made to the extent of Eligible Funds for such group on any distribution date; minus

(vi) the related Discount Fraction of the portion of the Capitalization Reimbursement Amount for the related loan group for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

Notwithstanding the forgoing, on or after the Credit Support Depletion Date, the Class A-P Principal Distribution Amount with respect to any distribution date and loan group will equal the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans in the related loan group minus the related Discount Fraction of the portion of the related Capitalization Reimbursement Amount for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

Class M Percentage- With respect to the Class M-1, Class M-2 and Class M-3 Certificates for any series with common subordination and any distribution date, a percentage equal to the Certificate Principal Balance of the related class of Class M Certificates of that series immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the trust established for that series, other than the related Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan for that series, immediately prior to that distribution date. With respect to the Class M-1, Class M-2 and Class M-3 Certificates related to any loan group for any series with separate subordination and any distribution date, a percentage that will equal the Certificate Principal Balance of the class of related Class M Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans in the related loan group, other than the related Discount Fraction of each Discount Mortgage Loan in that loan group, immediately prior to that distribution date.

Credit Support Depletion Date- For any series that is a series with common subordination, the first distribution date on which the Senior Percentage equals 100%, and for any series that is a series with separate subordination and each loan group, the first distribution date on which the aggregate Certificate Principal Balance of the related Class M Certificates and the related Class B Certificates has been reduced to zero.

Deceased Holder-For any series with a class of Random Lot Insured Certificates, a beneficial owner of a Random Lot Insured Certificate of that class who was a natural person living at the time that holder's interest was acquired and whose executor or other authorized representative causes to be furnished to the participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

Discount Fraction-With respect to each Discount Mortgage Loan included in each loan group of any series, a fraction, expressed as a percentage, the numerator of which is the Discount Mortgage Rate for that loan group minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is the Discount Mortgage Rate for that loan group. The Class A-P Certificates related to any loan group will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans included in the related loan group.

Discount Mortgage Loan-Any mortgage loan included in the trust established for any series with a Net Mortgage Rate less than the related Discount Net Mortgage Rate.

Discount Net Mortgage Rate-With respect to any series and any loan group, as set forth in any final term sheet for a class of certificates.

Due Date-With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

Due Period-With respect to any distribution date, the calendar month in which the distribution date occurs.

Eligible Funds-With respect to any distribution date and for each loan group of any series, an amount equal to the excess of (i) the related Available Distribution Amount over (ii) the sum of the related Senior Interest Distribution Amount, the related Senior Principal Distribution Amount (determined without regard to clause (iv) of the definition of "Senior Principal Distribution Amount"), the related Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount") and, in the case of a series with common subordination, the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates for that series., and, in the case of a series with separate subordination, the aggregate amount of Accrued Certificate Interest on the related Class M, Class B-1, and Class B-2 Certificates.

Excess Bankruptcy Losses- Bankruptcy Losses on the mortgage loans included any loan group in excess of the Bankruptcy Amount for that loan group.

Excess Fraud Losses- Fraud Losses on the mortgage loans included in any loan group in excess of the Fraud Loss Amount for that loan group.

Excess Special Hazard Losses- Special Hazard Losses on the mortgage loans included in any loan group in excess of the Special Hazard Amount for that loan group.

Excess Subordinate Principal Amount- For any series that is a series with common subordination and with respect to a loan group and any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates related to that loan group then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated with respect to that loan group pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount." The Excess Subordinate Principal Amount will be allocated among the groups of Senior Certificates on a pro rata basis, based on the amount of Realized Losses in the respective loan groups allocated to the certificates on that distribution date.

For any series that is a series with separate subordination and with respect to a loan group and any distribution date on which the Certificate Principal Balance of the most subordinate class or classes of certificates related to a loan group then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that distribution date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that class or those classes of certificates immediately prior to that distribution date over the aggregate amount of Realized Losses to be allocated to that class or those classes of certificates on that distribution date, as reduced by any amount calculated pursuant to clause (v) of the related definition of "Class A-P Distribution Amount." The Excess Subordinate Principal Amount will be allocated between the Senior Certificates (other than the related Class A-P Certificates), on a pro rata basis, and then to the Class M Certificates in order of payment priority related to each loan group, in accordance with the amount of Realized Losses on the mortgage loans in the related loan group allocated to the related certificates on that distribution date.

Final Disposition-With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

Interest Accrual Period-For all classes of certificates, other than the Adjustable Rate Certificates, the calendar month preceding the month in which the distribution date occurs. The Interest Accrual Period for the Adjustable Rate Certificates is the one-month period commencing on the 25th day of the month preceding the month in which the distribution date occurs and ending on the 24th day of the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates, including the Adjustable Rate Certificates, will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans in the related loan group for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

Lockout Percentage-As described in any final term sheet for a class of certificates.

Net Mortgage Rate-As to a mortgage loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

Non-Discount Mortgage Loan-The mortgage loans other than the Discount Mortgage Loans.

Notional Amount-As of any date of determination, the Notional Amount of any class of Notional Certificates is equal to all or a portion of the aggregate Certificate Principal Balance of the related Certificates immediately prior to that date. Reference to a Notional Amount with respect to any Interest Only Certificate is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

Notional Certificates - Any class of certificates for which interest accrues on a Notional Amount based on the aggregate Certificate Principal Balance of another class of certificates.

Random Lot Insured Certificates-For any series, any class of Insured Certificates of that series subject to random lot procedures and certain rules regarding the procedures, practices and limitations applicable to the distribution of principal on the related mortgage loans, as described in this term sheet supplement and any final term sheet for that class.

Record Date-With respect to any certificates, other than the Adjustable Rate Certificates for so long as the Adjustable Rate Certificates are in book-entry form, and any distribution date, the close of business on the last business day of the preceding calendar month. With respect to the Adjustable Rate Certificates and any distribution date provided the Adjustable Rate Certificates are in book-entry form, the close of business on the business day prior to that distribution date.

Senior Accelerated Distribution Percentage- The Senior Accelerated Distribution Percentage for any distribution date and any loan group occurring after the first five years following the closing date will be as follows:

for any distribution date during the sixth year after the closing date, the related Senior Percentage for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

for any distribution date during the seventh year after the closing date, the related Senior Percentage for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

for any distribution date during the eighth year after the closing date, the related Senior Percentage for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

for any distribution date during the ninth year after the closing date, the related Senior Percentage for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

for any distribution date thereafter, the related Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage for the related loan group exceeds the initial Senior Percentage for that loan group the Senior Accelerated Distribution Percentage for that loan group for that distribution date will once again equal 100%.

Any scheduled reduction to the Senior Accelerated Distribution Percentage for a loan group shall not be made as of any distribution date unless either:

(a)(i)(X) the outstanding principal balance of mortgage loans in the related loan group delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M Certificates and related Class B Certificates, is less than 50% or (Y) the outstanding principal balance of mortgage loans in the related loan group delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 2%, and

(ii) Realized Losses on the mortgage loans in the related loan group to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class B Certificates; or

(b)(i) the outstanding principal balance of mortgage loans in the related loan group delinquent 60 days or more, including mortgage loans in foreclosure and REO, averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all mortgage loans in the related loan group averaged over the last six months, does not exceed 4%, and

(ii) Realized Losses on the mortgage loans in the related loan group to date for that distribution date, if occurring during the sixth, seventh, eighth, ninth or tenth year or any year thereafter, after the closing date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the related Class M Certificates and related Class B Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates related to a loan group, other than the related Class A-P Certificates, to zero, the related Senior Accelerated Distribution Percentage will equal 0%.

Senior Interest Distribution Amount- With respect to any distribution date and loan group, the amount of Accrued Certificate Interest to be distributed to the holders of the related Senior Certificates for that distribution date.

Senior Percentage-For each loan group of any series and with respect to each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the related group of Senior Certificates, other than the related Class A-P Certificates, immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the related loan group, other than the related Discount Fraction of the Stated Principal Balance of the Discount Mortgage Loans in that loan group, immediately prior to that distribution date. The initial Senior Percentage is less than the initial percentage interest in the trust evidenced by the Senior Certificates in the aggregate because that percentage is calculated without regard to either the Certificate Principal Balance of the Class A-P Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

Senior Principal Distribution Amount- With respect to any distribution date and a loan group, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount and related Class A-P Principal Distribution Amount (determined without regard to clause (v) of the definition of "Class A-P Principal Distribution Amount"), in each case, for the related loan group have been distributed and (b) the sum of:

(i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

(1) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group other than the related Discount Fraction of the principal portion of those payments with respect to each Discount Mortgage Loan in the related loan group, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each such Discount Mortgage Loan in the related loan group, which together with other related Bankruptcy Losses are in excess of the related Bankruptcy Amount;

(2) the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

(3) the principal portion of all other unscheduled collections, including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal portion of those unscheduled collections, with respect to each Discount Mortgage Loan in the related loan group;

(ii) in connection with the Final Disposition of a mortgage loan in the related loan group (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

(1) the then-applicable related Senior Percentage for that series of the Stated Principal Balance of the mortgage loan, other than the related Discount Fraction of the Stated Principal Balance, with respect to a Discount Mortgage Loan; and

(2) the then-applicable related Senior Accelerated Distribution Percentage for that series of the related unscheduled collections on the mortgage loans included in the trust established for that series, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal, in each case other than the portion of the collections, with respect to a Discount Mortgage Loan in the related loan group, included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

(iii) the then-applicable related Senior Accelerated Distribution Percentage for that series of the aggregate of all partial mortgagor prepayments on the mortgage loans included in the trust established for that series made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period with respect to the related loan group, other than the related Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan in the related loan group;

(iv) any Excess Subordinate Principal Amount allocated to the related loan group for that distribution date; and

(v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the related Class M Certificates or the related Class B Certificates; minus

(vi) the related Capitalization Reimbursement Amount for that series on such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group, multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount for that series on such distribution date, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates of that series other than the related Class A-P Certificates, payable from the Available Distribution Amount for the related loan group without giving effect to any reductions for the related Capitalization Reimbursement Amount.

Subordinate Percentage- With respect to any loan group, as of any date of determination a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

Subsequent Recoveries-Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Super Senior Optimal Percentage- For any specified class or classes of Super Senior Certificates of any series and as to any distribution date on or after the Credit Support Depletion Date for that series, a percentage expressed as a fraction, the numerator of which is the Certificate Principal Balance of those Super Senior Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class A-P Certificates) immediately prior to that distribution date.

Super Senior Optimal Principal Distribution Amount- For any specified class or classes of Super Senior Certificates of any series and as to any distribution date on or after the Credit Support Depletion Date for that series and with respect to those Super Senior Certificates, an amount equal to the product of (a) the related Super Senior Optimal Percentage and (b) the amounts described in clause (b) of the definition of Senior Principal Distribution Amount for that series.

Interest Distributions

Holders of each class of Senior Certificates of any series other than the Principal Only Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the related Available Distribution Amount for that series for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest distributions other than the Accrual Certificates, if any, and commencing on the Accretion Termination Date for that series in the case of the Accrual Certificates. To the extent provided in any final term sheet for a class of certificates, holders of any class of certificates intended to be the beneficiary of a yield maintenance agreement will also be entitled to receive payments, if any, made pursuant to such yield maintenance agreement.

Holders of each class of Class M Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount the related loan group, in the case of a series with separate subordination, and each loan group, in the case of a series with common subordination, on that distribution date after distributions of interest and principal to the Senior Certificates of that series, reimbursements for some Advances on the mortgage loans in the related mortgage pool to the master servicer and distributions of interest and principal to any class of Class M Certificates of that series having a higher payment priority.

As described in the definition of "Accrued Certificate Interest", Accrued Certificate Interest on each class of Certificates is subject to reduction in the event of specified interest shortfalls allocable to that class. However, in the event that any interest shortfall is allocated to any Insured Certificates of a series, the amount of the allocated interest shortfall will be drawn under the applicable financial guaranty policy and distributed to the holders of the Insured Certificates; provided that no such draw will be made in respect of any interest shortfall otherwise covered by the master servicer in the form of a reduction in its servicing compensation or by the Reserve Fund. However, if payments were not made as required under the applicable financial guaranty policy, any interest shortfalls may be allocated to the Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

The Principal Only Certificates are not entitled to distributions of interest.

Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

However, with respect to any distribution date for any series, any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made on a mortgage loan in a loan group during the preceding calendar month that are being distributed to the related certificateholders of that series on that distribution date will be offset by the master servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in the related loan group immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to the mortgage loans in the related loan group on that distribution date. No assurance can be given that the master servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the master servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement-Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

If on any distribution date the Available Distribution Amount with respect to a loan group is less than the Accrued Certificate Interest on the Senior Certificates payable from that loan group, the shortfall will be allocated among the holders of the related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable from that loan group for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (iv) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds for the related loan group after interest distributions as described in this prospectus supplement. However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

Interest shortfalls that are distributable on future distribution dates as described above could occur, for example, if delinquencies on the mortgage loans included in the related loan group were exceptionally high and were concentrated in a particular month and Advances by the master servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

Prior to the distribution date on which the Accretion Termination Date occurs, interest shortfalls allocated to Accrual Certificates, if any, will reduce the amount that is added to the Certificate Principal Balance of those certificates in respect of Accrued Certificate Interest on that distribution date, and will result in a corresponding reduction of the amount available for distributions relating to principal on Accretion Directed Certificates and Accrual Certificates and will cause the Certificate Principal Balances of those certificates to be reduced to zero later than would otherwise be the case. See "Certain Yield and Prepayment Considerations" in this term sheet supplement. Because any interest shortfalls allocated to Accrual Certificates, if any, prior to the Accretion Termination Date for that series will result in the Certificate Principal Balance of those certificates being less than they would otherwise be, the amount of Accrued Certificate Interest that will accrue on those certificates in the future and the amount that will be available for distributions relating to principal on Accretion Directed Certificates and Accrual Certificates will be reduced.

The pass-through rates on all classes of offered certificates will be as described in any final term sheet for a class of certificates.

The pass-through rate on the Variable Strip Certificates on each distribution date will equal the weighted average, based on the Stated Principal Balance of the mortgage loans immediately preceding that distribution date, of the pool strip rates on each of the mortgage loans in the related loan group. The pool strip rate on any mortgage loan is equal to its Net Mortgage Rate minus the Discount Net Mortgage Rate, but not less than 0.00%.

As described in this term sheet supplement, the Accrued Certificate Interest allocable to each class of certificates, other than the Principal Only Certificates, of any series which are not entitled to distributions of interest, of any series is based on the Certificate Principal Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

Determination of LIBOR

LIBOR for any Class of LIBOR Certificates and any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

LIBOR shall be established by the trustee for each Interest Accrual Period other than the initial Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 of the Moneyline Telerate Capital Markets Report as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of that Interest Accrual Period, or the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the LIBOR Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall, after consultation with the master servicer, select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

The establishment of LIBOR by the trustee and the master servicer's subsequent calculation of the pass-through rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

The holders of the Senior Certificates, other than the Interest Only Certificates, which are not entitled to distributions of principal, of any series will be entitled to receive on each distribution date, in the priority described in this term sheet supplement for that series and to the extent of the portion of the related Available Distribution Amount for that series remaining after the distribution of the related Senior Interest Distribution Amount, a distribution allocable to principal equal to in the case of (i) the Senior Certificates, other than the Class A-P Certificates, the related Senior Principal Distribution Amount and (ii) the Class A-P Certificates, the related Class A-P Principal Distribution Amount or Class A-P Principal Distribution Amounts.

After the distribution of the Senior Interest Distribution Amount distributions of principal to the Senior Certificates related to each loan group on each distribution date will be made as follows:

(a) Prior to the occurrence of the Credit Support Depletion Date:

(i) the Class A-P Principal Distribution Amount shall be distributed to the Class A-P Certificates, until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero;

(ii) any Accrual Distribution Amount for a class of Accrual Certificates related to that loan group shall be distributed (x) first, to the related class or classes of Accretion Directed Certificates in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, in accordance with the priority of payment set forth in any final term sheet for that class, and (y) second, to the related class or classes of Accrual Certificates, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero; and

(iii) The related Senior Principal Distribution Amount shall be distributed to the related Senior Certificates, as described in the final term sheet for the related Class of Senior Certificates.

(b) On or after the occurrence of the Credit Support Depletion Date for a group of Senior Certificates, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates will be disregarded. Instead, an amount equal to the Class A-P Principal Distribution Amount will be distributed to the related Class A-P Certificates, and then the applicable Senior Principal Distribution Amount will be distributed to the related outstanding Senior Certificates remaining, other than the Class A-P Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances. However, in some cases, until reduction of the Certificate Principal Balance of any class of Senior Support Certificates, if any, to zero, the aggregate amount distributable to the related Super Senior Certificates, if any, and such class of Senior Support Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the related Senior Principal Distribution Amount will be distributed among those certificates in the following priority: first, to such class of Super Senior Certificates, up to an amount equal to the Accrued Certificate Interest on the Super Senior Certificates; second, to such class of Super Senior Certificates, up to an amount equal to the related Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero; third, to such class of Senior Support Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to such class of Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

(c) After reduction of the Certificate Principal Balances of the Senior Certificates of a Certificate Group, other than the related Class A-P Certificates, of any series to zero but prior to the Credit Support Depletion Date, for that series, the Senior Certificates, other than the related Class A-P Certificates, will be entitled to no further distributions of principal and the related Available Distribution Amount for that series will be paid solely to the holders of the Class A-P, Variable Strip, Class M and Class B Certificates, in each case as described in this term sheet supplement.

Principal Distributions on Certain Classes of Insured Certificates

A class of Insured Certificates for any series may be subject to random lot procedures and special rules regarding the procedures, practices and limitations applicable to the distribution of principal on the mortgage loans in the related loan group included in the trust established for that series.

General. Beneficial owners of any class of Random Lot Insured Certificates have the right to request that distributions of principal be made with respect to their certificates on any distribution date on which that class of certificates is entitled to receive distributions of principal. As to distributions of principal among holders of any class of Random Lot Insured Certificates of any series, Deceased Holders who request distributions will be entitled to first priority, and beneficial owners of any class of Random Lot Insured Certificates other than Deceased Holders, referred to as Living Holders, who request distributions will be entitled to a second priority.

Prospective certificateholders in any class of Random Lot Insured Certificates of any series should be aware that distributions of principal on those certificates may be significantly earlier or later than the date that may be desired by that certificateholder. All such requested distributions are subject to the priorities described below under "-Priority of Requested Distributions" and are further subject to the limitation that they be made (i) only in lots equal to integral multiples of $1,000 of the related initial Certificate Principal Balance, each such certificate referred to as an Individual Insured Certificate and (ii) only to the extent that the portion of the Senior Principal Distribution Amount for the related loan group allocated to any class of Random Lot Insured Certificates on the applicable distribution date (plus any amounts available from the related Rounding Account for that series) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal on any class of Random Lot Insured Certificates on any distribution date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal distributions applicable to that distribution date, such excess amounts will be distributed to the beneficial owners of any class of Random Lot Insured Certificates by random lot, as described below under "-Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates".

On each distribution date on which amounts are available for distribution in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates of any series, the aggregate amount allocable to such distributions for that class will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the limitations set forth in this term sheet supplement. Such rounding will be accomplished on the first distribution date on which distributions of principal on that class of Random Lot Insured Certificates are made by withdrawing from the related Rounding Account for that series the amount of funds, if any, needed to round the amount otherwise available for that distribution with respect to that class of Random Lot Insured Certificates upward to the next higher integral multiple of $1,000. On each succeeding distribution date on which distributions of principal on that class of Random Lot Insured Certificates are to be made, the aggregate amount allocable to that class of Random Lot Insured Certificates will be applied first to repay any funds withdrawn from the Rounding Account for that series on the prior distribution date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account for that series and distributed in reduction of the Certificate Principal Balance of that class of Random Insured Lot Certificates. This process will continue on succeeding distribution dates until the Certificate Principal Balance of that class of Random Lot Insured Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Certificate Principal Balance of that class of Random Lot Insured Certificates on each distribution date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on any distribution date. Under no circumstances will the sum of all distributions made in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates of any series, through any distribution date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

Notwithstanding any provisions in this term sheet supplement to the contrary, on each distribution date following the first distribution date on which any Realized Losses are allocated to the Insured Certificates of any series, including any Realized Losses allocated to the Insured Certificates for which payment is not made under the policy, distribution in reduction of the Certificate Principal Balance of the Insured Certificates will be made pro rata among the holders of the Insured Certificates in accordance with the outstanding Certificate Principal Balance and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

There is no assurance that a beneficial owner of a Random Lot Insured Certificate of any series who has submitted a request for a distribution will receive the distribution at any particular time after the distribution is requested, since there can be no assurance that funds will be available for making those distributions on any particular distribution date, or, even if funds are available for making principal distributions on that class of Random Lot Insured Certificates, that such distributions will be made to any particular beneficial owner whether that beneficial owner is a Deceased Holder or a Living Holder. Also, due to the procedure for mandatory distributions described below under "-Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates," there can be no assurance that on any distribution date on which the funds available for distribution in respect of principal of that class of Random Lot Insured Certificates exceed the aggregate amount of distributions requested by beneficial owners of certificates of that class, any particular beneficial owner will receive a principal distribution from those excess funds. THUS, THE TIMING OF DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE FOR ANY PARTICULAR RANDOM LOT INSURED CERTIFICATE, WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER, IS HIGHLY UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

Priority of Requested Distributions. Subject to the limitations described in this term sheet supplement, including the timing and the order of the receipt of the request for distributions as described below under "-Procedure for Requested Distributions," beneficial owners of any class of Random Lot Insured Certificates of any series have the right to request that distributions be made in reduction of the Certificate Principal Balance of those certificates. On each distribution date on which distributions in reduction of the Certificate Principal Balance of any class of Random Lot Insured Certificates are made, those distributions will be made in the following order of priority among the beneficial owners of that class: (i) any request by a Deceased Holder, in an amount up to but not exceeding $100,000 per request; and (ii) any request by a Living Holder, in an amount up to but not exceeding $10,000 per request. Thereafter, distributions will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of any class of Random Lot Insured Certificates of any series until all such requests have been honored.

Procedure for Requested Distributions. Under the current procedures of DTC, a beneficial owner may request that distributions in reduction of the Certificate Principal Balance of its Random Lot Insured Certificates be made on a distribution date by delivering a written request for those distributions to the participant or indirect participant that maintains the beneficial owner's account with respect to that class of Random Lot Insured Certificates so that such request is received by the trustee from DTC on DTC's "participant terminal system" on or before the close of business on the last business day of the month next preceding the month in which the related distribution date occurs, or the record date for such distribution date. In the case of a request on behalf of a Deceased Holder, appropriate evidence of death and any tax waivers are required to be forwarded to the participant under separate cover. Furthermore, those requests of Deceased Holders that are incomplete may not be honored by the participant. The participant shall forward a certification satisfactory to the trustee for that series certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. The participant should in turn make the request of DTC (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of DTC) on DTC's participant terminal system. The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for distributions received by it on the same day. None of the master servicer, the depositor, the related Certificate Insurer or the trustee shall be liable for any delay by DTC, any participant or any indirect participant in the delivery of requests for distributions or withdrawals of those distributions to the trustee or for any changes made to the procedures described herein by DTC, any participant or any indirect participant. Requests for distributions are to be honored in the order of their receipt (subject to the priorities described in the previous paragraph). The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those established from time to time by DTC. Requests for distributions of principal received by DTC and forwarded to the trustee on DTC's participant terminal system after the record date for such distribution date and requests for principal distributions received in a timely manner but not accepted with respect to a given distribution date, will be treated as requests for distributions on the next succeeding distribution date and each succeeding distribution date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the Certificate Principal Balance of a Random Lot Insured Certificate of any series submitted by a beneficial owner of that certificate will be held on DTC's participant terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing. Each Random Lot Insured Certificate of any series covered by that request will continue to bear interest at the related pass-through rate through the Interest Accrual Period related to such distribution date.

In the case of a request on behalf of a Deceased Holder, the related participant shall forward certification satisfactory to the trustee certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers. Random Lot Insured Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Random Lot Insured Certificates of any series so beneficially owned will be eligible to request priority with respect to distributions in reduction of the Certificate Principal Balance of those certificates, subject to the limitations stated in this term sheet supplement. Any Random Lot Insured Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest in that trust, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Insured Certificates greater than the number of Individual Insured Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Random Lot Insured Certificates beneficially owned by the trust but only to the extent of such beneficiary's beneficial interest in that trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy which is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in Random Lot Insured Certificates of any series will be deemed to be the death of the beneficial owner of those certificates regardless of the registration of ownership, if that beneficial interest can be established to the satisfaction of the participant. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Random Lot Insured Certificate of any series and the right to receive the proceeds therefrom, as well as interest and distributions of principal with respect thereto. As used in this term sheet supplement, a request for a distribution in reduction of the Certificate Principal Balance of a Random Lot Insured Certificate of any series by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

With respect to Random Lot Insured Certificates of any series as to which beneficial owners have requested distributions to be made on a particular distribution date and on which distributions of principal are being made, the trustee will notify DTC prior to that distribution date whether, and the extent to which, those certificates have been accepted for distributions. Participants and indirect participants holding Random Lot Insured Certificates of any series are required to forward such notices to the beneficial owners of those certificates. Individual Insured Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

Any beneficial owner of a Random Lot Insured Certificate of any series who has requested a distribution may withdraw its request by so notifying in writing the participant or indirect participant that maintains that beneficial owner's account. In the event that such account is maintained by an indirect participant, the indirect participant must notify the related participant which in turn must forward the withdrawal of such request, on DTC's participant terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant terminal system on or before the record date for such distribution date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the Certificate Principal Balance of that Random Lot Insured Certificate on the applicable distribution.

Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates. To the extent, if any, that distributions in reduction of the Certificate Principal Balance of that class of Insured Certificates on a distribution date exceed the outstanding Certificate Principal Balance of that class of Random Lot Insured Certificates with respect to which distribution requests have been received by the applicable record date, additional Random Lot Insured Certificates of that class in lots equal to Individual Insured Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. No prior notice will be provided by the depositor, the master servicer, the related Certificate Insurer or the trustee to the beneficial owners of the Random Lot Insured Certificates of that class for those distributions made by random lot. Investors may ask those participants or indirect participants what allocation procedures they use. Participants and indirect participants holding Random Lot Insured Certificates of that class selected for mandatory distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

Cross-Collateralization Mechanics in a Series with Common Subordination

Notwithstanding the foregoing in the case of any series with common subordination, on any distribution date prior to the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of any of the Senior Certificates in any certificate group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments, exclusive of the related Discount Fraction, otherwise allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to the class or classes of Senior Certificates in that certificate group and in accordance with the priorities set forth in the clauses (a) and (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such class or classes of certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group, and (2) an amount equal to one month's interest at the applicable pass-through rate for such class or classes of certificates on the amount of such difference will be distributed from the related Available Distribution Amount for the other loan groups otherwise allocable on a pro rata basis to the Class M Certificates and Class B Certificates first to pay any unpaid interest on such class or classes of certificates and then to pay principal on such classes in the manner described in (1) above. In addition, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates in any certificate group to zero, 100% of the mortgagor prepayments on the mortgage loans in the related loan group, exclusive of the related Discount Fraction, will be allocated to the remaining Senior Certificates in the other certificate groups (other than the related Class A-P Certificates), as applicable, on a pro rata basis, and in accordance with the priorities set forth in clause (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, on any distribution date unless (i) the weighted average of the Subordinate Percentages, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for each loan group, calculated on such basis, and (ii) the outstanding principal balance of the mortgage loans in each loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

Principal Distributions on the Class M Certificates

Holders of each class of the Class M Certificates of each series will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for the related loan group, in the case of a series with separate subordination, and each loan group, in the case of a series with common subordination remaining after:

the sum of the Senior Interest Distribution Amounts, Class A-P Principal Distribution Amounts and Senior Principal Distribution Amounts for that series is distributed;

reimbursement is made to the master servicer for some Advances on the mortgage loans included in the trust for that series remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under "Advances";

the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any related class of Class M Certificates of that series having a higher payment priority on that distribution date is distributed; and

the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed, a distribution allocable to principal in the sum of the following for the related loan group:

(i) such class's pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and Class B Certificates, in the case of a series with separate subordination, and each class of Class M and Class B Certificates, in the case of a series with common subordination, then outstanding, of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

(1) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group, other than the related Discount Fraction of the principal portion of those payments with respect to a Discount Mortgage Loan in the related loan group, due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each Discount Mortgage Loan in the related loan group, which together with other Bankruptcy Losses are in excess of the related Bankruptcy Amount;

(2) the principal portion of all proceeds of the repurchase of a mortgage loan in the related loan group or, in the case of a substitution, amounts representing a principal adjustment, other than the related Discount Fraction of the principal portion of the proceeds with respect to a Discount Mortgage Loan in the related loan group, as required by the pooling and servicing agreement during the preceding calendar month; and

(3) the principal portion of all other unscheduled collections, including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal, other than the related Discount Fraction of the principal amount of those unscheduled collections, with respect to a Discount Mortgage Loan in the related loan group;

(ii) that class' pro rata share, based on the Certificate Principal Balance of each class of related Class M Certificates and Class B Certificates in the case of a series with separate subordination, and of the Class M and Class B Certificates in the case of a series with common subordination then outstanding, of all amounts received in connection with the Final Disposition of a mortgage loan in the related loan group, other than the related Discount Fraction of those amounts with respect to a Discount Mortgage Loan in the related loan group, (x) that occurred during the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

(iii) with respect to mortgage loans in the related loan group, the portion of mortgagor prepayments in full made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments made by the respective mortgagors during the preceding calendar month, other than the Discount Fraction of those mortgagor prepayments with respect to a Discount Mortgage Loan in that loan group, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

(iv) if that class is the most senior class of related certificates then outstanding with a Certificate Principal Balance greater than zero, an amount equal to the Excess Subordinate Principal Amount allocated to the related loan group, as described in the definition of Excess Subordinate Principal Amount, if any; and

(v) any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of related Class M Certificates with a lower payment priority or the related Class B Certificates; minus

(vi) the Capitalization Reimbursement Amounts for the related loan group for such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount Mortgage Loan in the related loan group, multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (vi), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates other than the related Class A-P Certificates, payable from the Available Distribution Amount for the related loan group without giving effect to any reductions for the Capitalization Reimbursement Amount.

References in this term sheet supplement to "payment priority" of the Class M Certificates of any series refer to a payment priority among those classes of certificates as follows: (a) in the case of a series with separate subordination, first, to the related Class M-1 Certificates; second, to the related Class M-2 Certificates; and third, to the related Class M-3 Certificates., and (b) in the case of a series with common subordination, first, to the Class M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

As to each class of Class M Certificates of any series, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of related Available Distribution Amount available for that purpose. Notwithstanding the foregoing, if the Certificate Principal Balances of the related Class B Certificates, in the case of a series with separate subordination, and the Class B Certificates, in the case of a series with common subordination, have been reduced to zero, on any distribution date, with respect to the class of related Class M Certificates, in the case of a series with separate subordination, and Class M Certificates, in the case of a series with common subordination outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement. In addition, any interest shortfalls resulting from the failure of any yield maintenance agreement provider to make payments pursuant to a yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

All mortgagor prepayments on the mortgage loans included in the trust established for any series not otherwise distributable to the related Senior Certificates of that series will be allocated on a pro rata basis among the class of related Class M Certificates, in the case of a series with separate subordination, and Class M Certificates, in the case of a series with common subordination, of that series with the highest payment priority then outstanding with a Certificate Principal Balance greater than zero and each other class of related Class M Certificates and Class B Certificates, in the case of a series with separate subordination, and Class M Certificates and Class B Certificates, in the case of a series with common subordination, of that series, respectively, only if the sum of the current percentage interests in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto.

As stated above under "-Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage for each series will be 100% during the first five years after the closing date for that series, unless the Certificate Principal Balances of the related Senior Certificates of that series, other than the related Class A-P Certificates, are reduced to zero before the end of that five-year period, and will thereafter equal 100% whenever the related Senior Percentage of that series exceeds the initial related Senior Percentage. Furthermore, as described in this term sheet supplement, the related Senior Accelerated Distribution Percentage for each series will exceed the related Senior Percentage during the sixth through ninth years following the closing date for that series, and scheduled reductions to the related Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related loan group. Accordingly, each class of the Class M Certificates of any series will not be entitled to any mortgagor prepayments on the related mortgage loans in the related mortgage pool for at least the first five years after the closing date for that series, unless the Certificate Principal Balances of the related Senior Certificates of that series (other than the related Class A-P Certificates) have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this five year period. See "-Principal Distributions on the Senior Certificates" in this term sheet supplement.

Allocation of Losses; Subordination

The subordination provided to the Senior Certificates for any series by the related Class B Certificates and Class M Certificates, in the case of a series with separate subordination, and the Class B Certificates and Class M Certificates, in the case of a series with common subordination, and the subordination provided to each class of Class M Certificates by the related Class B Certificates and by any class of related Class M Certificates subordinate thereto, in the case of a series with separate subordination, and by the Class B Certificates and by any class of Class M Certificates subordinate thereto, in the case of a series with common subordination, will cover Realized Losses on the mortgage loans included in the trust for that series that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses on the mortgage loans included in the trust for that series which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

in the case of a series with separate subordination,

● first, to the related Class B Certificates;

● second, to the related Class M-3 Certificates;

● third, to the related Class M-2 Certificates;

● fourth, to the related Class M-1 Certificates; and

in the case of a series with common subordination,

● first, to the Class B Certificates;

● second, to the Class M-3 Certificates;

● third, to the Class M-2 Certificates; and

● fourth, to the Class M-1 Certificates;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, if any Realized Loss is on a Discount Mortgage Loan, to the Class A-P Certificates in an amount equal to the related Discount Fraction of the principal portion of the Realized Loss until the Certificate Principal Balance of the Class A-P Certificates has been reduced to zero, and the remainder of the Realized Losses on Discount Mortgage Loans and the entire amount of Realized Losses on Non-Discount Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis; provided, however, that all losses otherwise allocable to a class of Super Senior Certificates, if any, will be allocated to the related Senior Support Certificates, if any, until the Certificate Principal Balance of such Senior Support Certificates has been reduced to zero. Subject to any applicable limitations, Realized Losses on the mortgage loans included in the trust established for any series with a class of Insured Certificates that are allocated to that class of Insured Certificates will be covered by the applicable financial guaranty insurance policy.

On any distribution date, Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

Investors in the Senior Certificates of a series with common subordination should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate Certificate Principal Balance of, in the case of a series with common subordination, the certificates, and, in the case of a series with separate subordination, the portion of the related certificates representing the related loan group, below the aggregate Stated Principal Balance of the mortgage loans in the related loan group; and

the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment priority to the related Senior Certificates of any series described under "-Principal Distributions on the Senior Certificates" and any class of related Class M Certificates in the case of a series with separate subordination, and Class M Certificates, in the case of a series with common subordination with a higher payment priority.

As used in this term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the mortgage loans included in the trust established for any series among the various classes of certificates for that series, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders of the related series, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Certificates-Servicing and Administration of Mortgage Collateral" in the related base prospectus. However, the master servicer's and the subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan included in the trust established for any series shall not be extended beyond the assumed final distribution date for that series. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the applicable cut-off date, but not less than the applicable servicing fee rate. Further, the aggregate current principal balance of all mortgage loans included in the trust established for any series subject to modifications can be no more than five percent (5%) of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series will not be affected by the servicing modification.

Allocations of the principal portion of Debt Service Reductions for any series to each class of Class M Certificates and Class B Certificates of that series will result from the priority of distributions of the related Available Distribution Amount for that series as described in this term sheet supplement, which distributions shall be made first to the related Senior Certificates, second to the related Class M Certificates, in the case of a series with separate subordination, and the Class M Certificates, in the case of a series with common subordination, in the order of their payment priority and third to the related Class B Certificates, in the case of a series with separate subordination, and the Class B Certificates, in the case of a series with common subordination. An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions on the mortgage loans included in the trust established for any series will not reduce the level of subordination for that series, as that term is defined in this term sheet supplement, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto, except in limited circumstances in respect of any Excess Subordinate Principal Amount, or in the case of Class A-P Collection Shortfalls, to the extent of related Eligible Funds. Accordingly, the subordination provided to the Senior Certificates, other than the Class A-P Certificates, of any series and to each class of related Class M Certificates in the case of a series with separate subordination, and the Class M Certificates, in the case of a series with common subordination, by the respective classes of certificates subordinate thereto with respect to Realized Losses on the mortgage loans in the related loan group allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Certificates allocable share, of future distributions of principal of the remaining mortgage loans in the related mortgage pool. Because the Discount Fraction of each Discount Mortgage Loan in the related loan group will not change over time, the protection from losses provided to the Class A-P Certificates by the related Class M Certificates and Class B Certificates in the case of a series with separate subordination, and the Class M Certificates and Class B Certificates, in the case of a series with common subordination, is limited to the prior right of the Class A-P Certificates to receive distributions in respect of principal as described in this term sheet supplement. Furthermore, principal losses on the mortgage loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount Mortgage Loan in the related loan group and only to the extent of the related Discount Fraction of those losses. The allocation of principal losses on the Discount Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate Principal Balance of the related Class A-P Certificates. Thus, the Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of losses on the mortgage loans in the related loan group that are not allocated to the related Class M Certificates and Class B Certificates in the case of a series with separate subordination, and the Class M Certificates and Class B Certificates, in the case of a series with common subordination, other than the amount allocable to the Class A-P Certificates, which losses will be allocated among all classes of Senior Certificates, other than the Class A-P Certificates, as described in this term sheet supplement.

Because the Class A-P Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan in the related loan group, on any distribution date, an amount equal to all unpaid Class A-P Collection Shortfalls to the extent of Eligible Funds on that distribution date, shortfalls in distributions of principal on any class of related Class M Certificates in the case of a series with separate subordination, and the Class M Certificates, in the case of a series with common subordination, could occur under some circumstances, even if that class is not the most subordinate class of certificates then outstanding with a Certificate Principal Balance greater than zero.

Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses related to any loan group or other losses of a type not covered by subordination on Non-Discount Mortgage Loans in any loan group will be allocated on a pro rata basis among the related Senior Certificates, other than the related Class A-P Certificates, related Class M Certificates andrelated Class B Certificates of that series. Any Realized Losses so allocated to the related Senior Certificates in any loan group, other than the related Class A-P Certificates, or the related Class M Certificates or~~the~~ Class B Certificates will be allocated without priority among the various classes of related Senior Certificates, other than the related Class A-P Certificates, or the related Class M Certificates or the Class B Certificates; provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the final term sheet for those classes of certificates. The principal portion of these losses on Discount Mortgage Loans in any loan group will be allocated to the related Class A-P Certificates in an amount equal to their related Discount Fraction, and the remainder of the losses on those Discount Mortgage Loans will be allocated among the remaining related certificates of that series on a pro rata basis; provided, however, that all or any portion of such losses otherwise allocable to any class or classes Super Senior Certificates of that series will be allocated to the related class or classes Senior Support Certificates, as described in the preceding sentence

~~An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates of any series or any certificate group means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss on the related mortgage loans, or based on the Accrued Certificate Interest thereon payable from the related loan group in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss on the related mortgage loans; provided that in determining the Certificate Principal Balance of Accrual Certificates, if any, for the purpose of allocating any portion of a Realized Loss to those certificates, the Certificate Principal Balance of those certificates shall be deemed to be the lesser of:~~

 ~~the original Certificate Principal Balance of those certificates, and~~

 ~~the Certificate Principal Balance of those certificates prior to giving effect to distributions to be made on that distribution date.~~

~~In the case of a series with common subordination, the pro rata allocation of Realized Losses to the related class of Class M Certificates and Class B Certificates will be determined on the basis of the related Subordinate Percentage.~~

~~In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amounts, Class A-P Principal Distribution Amounts and Senior Principal Distribution Amounts in each case for each loan group, on each distribution date, holders of the related Senior Certificates of each series have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates and Class B Certificates of that series, to the extent necessary to satisfy the related Senior Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior Principal Distribution Amount in each case, with respect to the related loan group. Similarly, holders of the related Class M Certificates of each series have a right to distributions of the related Available Distribution Amount prior to the rights of holders of the related Class B Certificates and holders of any class of related Class M Certificates with a lower payment priority. In addition, holders of a class of Super Senior Certificates, if any, will have a right, on each distribution date occurring on or after the related Credit Support Depletion Date, to that portion of the related Available Distribution Amount otherwise allocable to the related Senior Support Certificates, if any, to the extent necessary to satisfy the Accrued Certificate Interest on such Super Senior Certificates and the related Super Senior Optimal Principal Distribution Amount.~~

~~The application of the related Senior Accelerated Distribution Percentage for each series, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount for that series will accelerate the amortization of the related Senior Certificates of that series, other than the Class A-P Certificates, in the aggregate relative to the actual amortization of the mortgage loans in the related loan group. The related Class A-P Certificates for each series will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan included in the related loan group. To the extent that the related Senior Certificates for any series in the aggregate, other than the related Class A-P Certificates, are amortized faster than the mortgage loans in the related loan group, in the absence of offsetting Realized Losses allocated to the related Class M Certificates and Class B Certificates of that series, the percentage interest evidenced by those related Senior Certificates in that loan group will be decreased, with a corresponding increase in the interest in that loan group evidenced by the Class M Certificates and the Class B Certificates of that series, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded those Senior Certificates by the related Class M Certificates and the Class B Certificates of that loan group collectively. In addition, if losses on the mortgage loans in the related loan group exceed the amounts described in this term sheet supplement under "-Principal Distributions on the Senior Certificates," a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior Certificates of that series in the aggregate, other than the related Class A-P Certificates, than would otherwise be the case, thereby accelerating the amortization of those Senior Certificates relative to the related Class M Certificates and Class B Certificates of that series. In the case of a series with common subordination, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the related Senior Certificates to zero, the remaining related Senior Certificates will be entitled to receive, in addition to any mortgagor prepayments related to such certificates' respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan groups related to the Senior Certificates that have been reduced to zero, subject to certain conditions as described under "-Principal Distributions on the Senior Certificates," thereby accelerating the amortization of such Senior Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.~~

~~The priority of payments, including principal prepayments on the mortgage loans in the related loan group, among the Class M Certificates of that series, as described in this term sheet supplement, also has the effect during some periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of related Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the related Class M Certificates by the related Class B Certificates and any class of Class M Certificates with a lower payment priority of that series.~~

~~The Special Hazard Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination following the cut-off date for any series, the Special Hazard Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses. In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the mortgage loans.~~

The Fraud Loss Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement. After the first five years after the closing date, the Fraud Loss Amount will be zero.

The Bankruptcy Amount for each loan group of any series will be an amount acceptable to each rating agency rating any certificates of that series. As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that loan group less the sum of any amounts allocated through subordination for such losses up to such date of determination. As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount for each loan group will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that loan group as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the related loan group allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

either:

the related mortgage loan is not in default with regard to payments due thereunder; or

delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the related base prospectus under "Subordination."

Notwithstanding the foregoing, with respect to any class of Insured Certificates of any series, the related financial guaranty insurance policy, subject to any applicable limitations set forth therein, will cover the interest and principal portions of all Realized Losses on the mortgage loans included in the trust established for that series and allocated thereto. If such payments are not required to be made under the related financial guaranty insurance policy or are not made as required under the policy for any series, such Realized Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

Advances

Prior to each distribution date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

These Advances are required to be made on mortgage loans included the trust established for any series only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or Class M Certificates in the case of a series with separate subordination, and the Class B or the Class M Certificates, in the case of a series with common subordination. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement for any series will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

All Advances on mortgage loans included in the trust established for any series will be reimbursable to the master servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the related Class B Certificates or Class M Certificates in the case of a series with separate subordination, and the Class B or Class M Certificates, in the case of a series with common subordination; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the master servicer out of any funds in the Custodial Account in respect of the related loan group prior to distributions on any of the related certificates and the amount of those losses will be allocated as described in this term sheet supplement.

The effect of these provisions on any class of the Class M Certificates of any series is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the related Class B Certificates or any class of related Class M Certificates in the case of a series with separate subordination, and of the Class B Certificates or any class of Class M Certificates, in the case of a series with common subordination having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates of that series, except as provided above, to the extent of the amounts otherwise distributable to them. In addition, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates of any series have been reduced to zero, any Advances related to any loan group previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account in respect of the related loan group with respect to the related loan group prior to distributions on the Senior Certificates of that series.

The pooling and servicing agreement for any series will provide that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances on the mortgage loans included in the trust established for that series, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of any certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

Residual Interests

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. The Class R Certificates will not be entitled to any payments other than their nominal principal amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other Certificateholders, which is highly unlikely. A holder of Class R Certificates will not have a right to alter the structure of this transaction. The Class R Certificates may be retained by the Depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

Certain Yield and Prepayment Considerations

General

The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

the rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

the allocation of principal payments among the various classes of offered certificates of that series;

realized losses and interest shortfalls on the mortgage loans in the related loan group included in the trust established for that series;

the pass-through rate on the offered certificates of that series;

to the extent provided in any final term sheet for a class of certificates, with respect to any class of certificates intended to be the beneficiary of a yield maintenance agreement, payments, if any, made pursuant to such yield maintenance agreement;

with respect to any class of Insured Certificates of that series, payments, if any, made pursuant to the related financial guaranty insurance policy; and

the purchase price paid for the offered certificates of that series.

For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Prepayment Considerations

The yields to maturity and the aggregate amount of distributions on each class of the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans in the related loan group, as applicable. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans in the related loan group may significantly affect the yield to an investor in that series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans included in the trust established for any series and the yields to investors on the related certificates of that series may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the related base prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this term sheet supplement and in the related base prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

The mortgage loans may be prepaid by the mortgagors at any time; provided, however, that the mortgage loans may impose a prepayment charge for partial prepayments and full prepayments, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool-Mortgage Pool Characteristics" in this term sheet supplement. Unless otherwise specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans and Contracts-Default Interest and Limitations on Prepayments" in the related base prospectus.

Prepayments, liquidations and purchases of the mortgage loans included in the trust established for that series will result in distributions to holders of the offered certificates of that series of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans in the related pool. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by Residential Funding for the purpose of acquiring mortgage loans to collateralize securities issued by Residential Funding Mortgage Securities I, Inc. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See "Description of the Mortgage Pool-The Program" in this term sheet supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the related base prospectus.

Most of the mortgage loans contain due-on-sale clauses. The terms of the pooling and servicing agreement for any series generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

The yields to maturity on the offered certificates of any series will be affected by the allocation of principal payments among the offered certificates. As described under "Description of the Certificates-Principal Distributions on the Senior Certificates" and "-Principal Distributions on the Class M Certificates" in this term sheet supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans included in the trust established for that series will be allocated among the related Senior Certificates, other than the Interest Only Certificates and Class A-P Certificates, of that series and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans included in the trust established for that series will be distributed to each class of Class M Certificates in the case of a series with separate subordination, and the Class M Certificates, in the case of a series with common subordination. In addition to the foregoing, if on any distribution date, the loss level established for the Class M-2 Certificates or Class M-3 Certificates of any series is exceeded and a class of Class M Certificates of that series having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the Class M-2 Certificates or Class M-3 Certificates of that series, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

Some of the mortgage loans included in the trust established for any series may require the related borrowers to make monthly payments of accrued interest, but not principal, for a certain period following origination. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the related certificates of that series from these mortgage loans during their interest only period except in the case of a prepayment.

In the case of mortgage loans with an initial interest only period, after the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

Senior Certificates: The Senior Certificates, other than the Class A-P Certificates and Interest Only Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal as described in this term sheet supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. Holders of any class of Senior Certificates with a longer weighted average life bear a greater risk of loss than holders of Senior Certificates with a shorter weighted average life because the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero before the Senior Certificates are retired.

Sequentially Paying Certificates: The Senior Certificates, other than the Principal Only Certificates and Variable Strip Certificates, are entitled to receive distributions in accordance with various priorities for payment of principal. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes.

Accretion Directed Certificates and Accrual Certificates: Prior to the Accretion Termination Date for any class of any series, any class or classes of Accretion Directed Certificates of that series, as and to the extent described in the final term sheet for a class of certificates, will receive as monthly principal distributions the related Accrual Distribution Amount. Prior to the Accretion Termination Date for any class of any series, interest shortfalls on the mortgage loans in the related loan group allocated to any class or classes of Accrual Certificates of that series will reduce the amount added to the Certificate Principal Balance of those certificates relating to interest accrued thereon and will result in a corresponding reduction of the amount available for distributions relating to principal on the related class or classes of Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Certificate Principal Balance of any class or classes of Accrual Certificates being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual Certificates and be available for distributions relating to principal on the related class or classes of Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

In addition, investors in any Accrual Certificates and any Accretion Directed Certificates should be aware that the applicable Accretion Termination Date may be later, or earlier, than otherwise assumed. As a result, the applicable Accretion Termination Date could be different from that assumed at the time of purchase.

Because any Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the Accretion Termination Date, those certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

Companion Certificates: Investors in any Companion Certificates of any series should be aware that the stabilization provided by that class of Companion Certificates for any related planned principal, scheduled principal or targeted principal classes of that series is sensitive to the rate of mortgagor prepayments on the mortgage loans in the related loan group, and the Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

Any Companion Certificates of any series will generally receive monthly principal distributions from amounts included in the related Senior Principal Distribution Amount only after distribution of amounts sufficient to reduce the Certificate Principal Balance of the related planned principal, scheduled principal or targeted principal classes of that series to the planned, scheduled and/or targeted amount, as applicable. Due to the companion nature of any Companion Certificates, these certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

Component Certificates: A class of Component Certificates of any series may consist of components with different principal and interest payment characteristics. As each component of a class of Component Certificates may be identified as falling into one or more of the categories described above in "Description of the Certificates―General", that class of Component Certificates may bear the special yield and prepayment considerations and price and yield volatility associated with the categories of certificates described in this term sheet supplement to the extent of each applicable component. Investors in a class of Component Certificates should consider whether such considerations and volatility associated with any component of that class is suitable to their investment needs.

Insured Certificates: IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN ANY CLASS OF INSURED CERTIFICATES SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

Investors in any class of Random Lot Insured Certificates of any series also should be aware that distributions of principal to that class of Random Lot Insured Certificates may be allocated by DTC according to a random lot procedure. Due to this random lot procedure, there can be no assurance that on any distribution date, any holder of a class of Random Lot Insured Certificates will receive a principal distribution. Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular Random Lot Insured Certificate, even if a request for distribution has been made by an investor, is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

For these reasons, any class of Random Lot Insured Certificates would not be an appropriate investment for any investor requiring a distribution of a particular amount of principal or interest on a specific date or dates or an otherwise predictable stream of cash payments. The timing of those distributions may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

Furthermore, investors in the Insured Certificates of any series should be aware that because that class of Insured Certificates may have a later priority of payment with respect to a substantial portion of their principal payments in relation to other classes of Senior Certificates of that series, and in this case, the effect on the market value of that class of Insured Certificates of changes in market interest rates or market yields for similar securities would be greater than would be the effect of such changes on other classes of that series or Senior Certificates of that series entitled to principal distributions. Furthermore, this later payment priority would make any class of Insured Certificates particularly sensitive to the rate and timing of principal prepayments on the mortgage loans. If prepayments on the mortgage loans in the related mortgage pool occur at a higher rate than anticipated, the weighted average life of any class of Insured Certificates may be shortened. Conversely, if prepayments on the mortgage loans in the related mortgage pool occur at a lower rate than anticipated, the weighted average life of any class of Insured Certificates may be extended.

Lockout Certificates: Investors in any class of Lockout Certificates of any series should be aware that, unless the Credit Support Depletion Date applicable to that class has occurred, that class of Lockout Certificates may not be expected to receive distributions of principal prepayments on the mortgage loans in the related loan group for a period of time and may not be expected to receive distributions of scheduled principal payments on these mortgage loans for a period of time. In addition, after the expiration of this initial period for any class of Lockout Certificates for any series, that class of Lockout Certificates will receive a distribution of principal prepayments on the mortgage loans in the related loan group that is smaller than that class's pro rata share and will receive a distribution of scheduled principal payments on the related mortgage loans that is smaller than that class's pro rata share, unless the Certificate Principal Balances of the related Senior Certificates of that series, other than any related Lockout Certificates and related Class A-P Certificates, have been reduced to zero. Consequently, the weighted average lives of any class of Lockout Certificates of any series will be longer than would otherwise be the case. The effect on the market value of any class of Lockout Certificates of any series of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

PAC Certificates: Any class of PAC Certificates of any series will have been structured so that principal distributions will be made in certain specified amounts, assuming that prepayments on the mortgage loans in the related loan group occur each month at a constant level within the applicable PAC targeted range, and based on other assumptions.

There can be no assurance that funds available for distribution of principal on any class of PAC Certificates will result in the Certificate Principal Balance thereof equaling the planned principal balance for any distribution date. To the extent that prepayments on the mortgage loans in the related loan group occur at a level below the applicable PAC targeted range, the funds available for principal distributions on any class of PAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to the planned principal balance for that distribution date and the weighted average lives of the PAC Certificates may be extended. Conversely, to the extent that prepayments on the mortgage loans in the related loan group occur at a level above the applicable PAC targeted range, after the amounts of any related Companion Certificates have been reduced to zero, the Certificate Principal Balance of any class of PAC Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is within the applicable PAC targeted range, will not ensure the distributions on any class of PAC Certificates of an amount that will result in the Certificate Principal Balance thereof equaling its planned principal balance on any distribution date because the balance of the related Senior Principal Distribution Amount for that series remaining after distribution on any class of PAC Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of PAC Certificates.

Investors in any class of PAC Certificates should be aware that the stabilization provided by any Companion Certificates is sensitive to the rate of the mortgagor prepayments on the mortgage loans in the related loan group, and that the Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

Scheduled Principal Certificates: Any class of Scheduled Principal Certificates of any series will have been structured so that principal distributions will be made in certain designated amounts, assuming that prepayments on the mortgage loans in the related loan group occur each month at a certain assumed rate or rates, and based on some other assumptions.

There can be no assurance that funds available for distribution of principal on any class of Scheduled Principal Certificates will result in the Certificate Principal Balance thereof equaling the scheduled principal balance for any distribution date. To the extent that prepayments on the mortgage loans in the related loan group occur at a level below the rate or rates assumed in developing the schedule, the funds available for principal distributions on any class of Scheduled Principal Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to the scheduled principal balance for that distribution date and the weighted average lives of the Scheduled Principal Certificates may be extended. Conversely, to the extent that prepayments on the mortgage loans in the related loan group occur at a level above the rate or rates assumed in developing the schedule, after the amounts of any related Companion Certificates have been reduced to zero, the Certificate Principal Balance of any class of Scheduled Principal Certificates may be reduced. In addition, the averaging of high and low mortgagor prepayment rates, even if the average prepayment level is at the rate or rates assumed in developing the schedule, will not ensure the distributions on any class of Scheduled Principal Certificates of an amount that will result in the Certificate Principal Balance thereof equaling its scheduled principal balance on any distribution date because the balance of the related Senior Principal Distribution Amount for that series remaining after distribution on any class of Scheduled Principal Certificates will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of Scheduled Principal Certificates.

Investors in any class of Scheduled Principal Certificates should be aware that the stabilization provided by any Companion Certificates is sensitive to the rate of the mortgagor prepayments on the mortgage loans in the related loan group, and that the Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

TAC Certificates: Any class of TAC Certificates of any series will have been structured so that principal distributions will be made in certain specified amounts, assuming that prepayments on the mortgage loans in the related loan group occur each month at the specified constant level and assumed in developing the targeted principal balances, and based on certain other assumptions.

There can be no assurance that funds available for distribution of principal on any class of TAC Certificates will result in the Certificate Principal Balance thereof equaling its targeted principal balance for any distribution date. To the extent that prepayments on the mortgage loans in the related loan group occur at a level below the designated constant level, the funds available for principal distributions on any class of TAC Certificates on each distribution date may be insufficient to reduce the Certificate Principal Balance thereof to its targeted principal balance for that distribution date and the weighted average lives of that class may be extended. Conversely, to the extent that prepayments on the mortgage loans in the related loan group occur at a level above the designated constant level, after the Certificate Principal Balance of any Companion Certificate has been reduced to zero, the Certificate Principal Balance of any class of TAC Certificates may be reduced below its targeted principal balance and the weighted average lives of that class may be reduced.

Investors in any class of TAC Certificates should be aware that the stabilization provided by any class of Companion Certificates is sensitive to the rate of the mortgagor prepayments on the related mortgage loans, and that the Certificate Principal Balance of any class of Companion Certificates may be reduced to zero significantly earlier than anticipated.

Certificates with Subordination Features: After the Certificate Principal Balances of the Class B Certificates in the case of a series with separate subordination or the Class B Certificates in the case of a series with common subordination have been reduced to zero, the yield to maturity on the class of Class M Certificates of that series with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans included in the trust established for that series and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of related Class M Certificates in the case of a series with separate subordination, or the Class M Certificates and Class B Certificates, in the case of a series with common subordination. See "-Class M-2 and Class M-3 Certificate Yield Considerations" below. After the Credit Support Depletion Date, the yield to maturity of the Senior Support Certificates will be extremely sensitive to losses on the mortgage loans, and the timing thereof, because the entire amount of losses that would be otherwise allocable to a class of Super Senior Certificates will be allocated to the related Senior Support Certificates, as and to the extent described in any final term sheet for that series. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the related offered certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

After the Certificate Principal Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the mortgage loans in the related loan group for that series and the timing of those losses because certain amounts of losses that are covered by subordination will be allocated to that class of Class M Certificates. See "-Class M-2 and Class M-3 Certificate Yield Considerations" below. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates of any series before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

Investors in the Senior Certificates of a series with common subordination should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

As described under "Description of the Certificates-Allocation of Losses; Subordination" and "-Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the related Senior Certificates and holders of any related Class M Certificates with a higher payment priority of that series against interruptions in distributions due to some mortgagor delinquencies on the mortgage loans in the related mortgage pool, to the extent not covered by Advances. These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the mortgage loans to the extent not covered by Advances will affect the yield to investors on the Senior Support Certificates more than otherwise anticipated because the amount of any shortfall resulting from such delinquencies and otherwise attributable to a class of Super Senior Certificates will be borne by the related Senior Support Certificates to the extent those certificates are then outstanding as described in this term sheet supplement. Furthermore, the Class A-P Certificates will share in the principal portion of Realized Losses on the mortgage loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction of those losses. Thus, after the related Class B Certificates and Class M Certificates in the case of a series with separate subordination, or the Class M Certificates and Class B Certificates, in the case of a series with common subordination are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the related Senior Certificates, other than the related Class A-P Certificates, may be affected to a greater extent by losses on Non-Discount Mortgage Loans in the related loan group than losses on Discount Mortgage Loans in the related loan group. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the Class M Certificates of any series if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage for that series or affects the allocation of prepayments among the related Class M Certificates and Class B Certificates of that series.

The amount of interest otherwise payable to holders of the offered certificates of any series will be reduced by any interest shortfalls with respect to the related loan group for that series to the extent not covered by subordination or the master servicer, or, solely with respect to any Insured Certificates of that series, by the related policy and any applicable reserve fund as described in any applicable final term sheet for that series, including Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates of that series, the interest portions of Realized Losses allocated solely to that class of certificates. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this term sheet supplement with respect to Prepayment Interest Shortfalls. See "Yield Considerations" in the related base prospectus and "Description of the Certificates-Interest Distributions" in this term sheet supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the related offered certificates and possible shortfalls in the collection of interest. Certain interest shortfalls on the mortgage loans included in the trust established for any series allocable to the Insured Certificates of that series will be covered by the related policy and any applicable reserve fund, as and to the extent described in any final term sheet for that series.

The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the master servicer or, with respect to the Insured Certificates, by the policy and the Reserve Fund. See "Description of the Certificates-Interest Distributions" in this term sheet supplement. .

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs with respect to the mortgage loans included in the trust established for any series could in turn delay the distribution of liquidation proceeds to the certificateholders of that series and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan included in the trust established for any series from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust for that series to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates of that series with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool-Mortgage Pool Characteristics" in this term sheet supplement and "Description of the Certificates-Assignment of Mortgage Loans" in the related base prospectus.

Pass-Through Rates

The yields to maturity on the offered certificates will be affected by their pass-through rates. Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates, other than the Adjustable Rate Certificates and Variable Strip Certificates, are fixed, these rates will not change in response to changes in market interest rates. The pass-through rate on the Variable Strip Certificates is based on the weighted average of the pool strip rates on the mortgage loans in the related loan group and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline. The pass-through rate on the Adjustable Rate Certificates is based on the applicable interest rate index set forth in any final term sheet for that class of certificates. Accordingly, the yields to investors on such certificates, if any, will be sensitive to fluctuations in the applicable interest rate index. The Pass-Through Rates on some classes of offered certificates may be based on, or subject to a cap equal to, the weighted average of the Net Mortgage Rates of the related mortgage loans. Consequently, the prepayment of mortgage loans with higher mortgage rates may result in a lower Pass-Through Rate on those classes of offered certificates.

Purchase Price

In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase.

Assumed Final Distribution Date

The assumed final distribution date with respect to each class of the offered certificates will be specified in the final term sheet for a class of certificates or in the pooling and servicing agreement for that series. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans in the related loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. For example, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool. In addition, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated at the various constant percentages of CPR, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

Adjustable Rate Certificate Yield Considerations

The yields to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of the applicable interest rate index. The pass-through rates on the Floater Certificates will vary with the applicable interest rate index and the pass-through rates on the Inverse Floater Certificates will vary inversely with the applicable interest rate index. The pass-through rates on the Adjustable Rate Certificates are subject to maximum and minimum pass-through rates, and are therefore limited despite changes in the applicable interest rate index in some circumstances. Changes in the level of the applicable interest rate index may not correlate with changes in prevailing mortgage interest rates or changes in other indices. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of the applicable interest rate index. Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of the applicable interest rate index.

The yields to investors on the Inverse Floater Certificates that are also Interest Only Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. A faster than expected rate of principal payments on the mortgage loans will have an adverse effect on the yields to such investors and could result in the failure of investors in the Inverse Floater Certificates that are also Interest Only Certificates to fully recover their initial investments.

Because the rate of distribution of principal on the certificates will be related to the actual amortization, including prepayments, of the mortgage loans, which will include mortgage loans that have remaining terms to maturity shorter or longer than assumed and mortgage rates higher or lower than assumed, the pre-tax yields to maturity on the Adjustable Rate Certificates are likely to differ from those assumed in any model, even if all the mortgage loans prepay at the constant percentages of the prepayment assumption and the level of the applicable interest rate index specified, and the weighted average remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields being different from those assumed.

In addition, it is highly unlikely that the mortgage loans will prepay at a constant percentage of the prepayment assumption until maturity, that all of the mortgage loans will prepay at the same rate, or that the level of the applicable interest rate index will remain constant. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

There can be no assurance that the mortgage loans will prepay at any particular rate. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated at various constant percentages of a prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Inverse Floater Certificates that are also Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Principal Only Certificate and Interest Only Certificate Yield Considerations

Because the Principal Only Certificates, including the Class A-P Certificates, will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely affected by slower than expected payments of principal, including prepayments, defaults, liquidations and purchases of mortgage loans due to a breach of a representation and warranty on the Discount Mortgage Loans in the related loan group in the case of the Class A-P Certificates, and on all of the mortgage loans in the related loan group in the case of any other class of Principal Only Certificates.

The pre-tax yields to maturity on the Interest Only Certificates of a series will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans in the related loan group in the case of the Class A-V Certificates of that series, and with respect to all of the mortgage loans in the related loan group in the case of any other class of Interest Only Certificates, which rate may fluctuate significantly over time. Investors in the Interest Only Certificates, including the Class A-V Certificates, should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the pre-tax yield to maturity of the related Class A-P Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the mortgage loans in the related loan group. In addition, because the Discount Mortgage Loans have Net Mortgage Rates that are lower than the Net Mortgage Rates of the Non-Discount Mortgage Loans in the related loan group, and because mortgage loans with lower Net Mortgage Rates are likely to have lower mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans in the related loan group. In addition, holders of the Class A-V Certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans in the related loan group with higher mortgage rates; thus, the yield on the Class A-V Certificates will be materially adversely affected to a greater extent than on the other offered certificates in the related Certificate Group if the mortgage loans in the related loan group with higher mortgage rates prepay faster than the mortgage loans with lower mortgage rates. Because mortgage loans having higher pool strip rates usually have higher mortgage rates, these mortgage loans are more likely to be prepaid under most circumstances than are mortgage loans having lower pool strip rates.

There can be no assurance that the mortgage loans will prepay at any particular rate. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates, including the Class A-V Certificates, should fully consider the risk that a rapid rate of prepayments on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

Class M-2 and Class M-3 Certificate Yield Considerations

If the aggregate Certificate Principal Balance of the Class B Certificates, in the case of a series with common subordination, or any group of Class B Certificates, in the case of a series with separate subordination, is reduced to zero, the yield to maturity on the Class M-3 Certificates or the related Class M-3 Certificates in the case of a series with separate subordination will become extremely sensitive to losses on the mortgage loans in the related loan group and the timing of those losses that are covered by subordination, because the entire amount of those losses will be allocated to the Class M-3 Certificates or the related Class M-3 Certificates, in the case of a series with separate subordination.

If the Certificate Principal Balances of the Class B Certificates, or any group of Class B Certificates, in the case of a series with separate subordination, and Class M-3 Certificates, or the related Class M-3 Certificates, in the case of a series with separate subordination, have been reduced to zero, the yield to maturity on the Class M-2 Certificates, or the related Class M-2 Certificates, in the case of a series with separate subordination, will become extremely sensitive to Realized Losses on the related mortgage loans in the related loan group and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-2 Certificates, or the related Class M-2 Certificates, in the case of a series with separate subordination.

Investors should also consider the possibility that aggregate losses incurred may not in fact be materially reduced by higher prepayment speeds because mortgage loans that would otherwise ultimately default and be liquidated may be less likely to be prepaid.

There can be no assurance that the mortgage loans included in the trust established for that series will prepay at any particular rate or that Realized Losses will be incurred at any particular level.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios. Investors in the Class M-2 Certificates and particularly in the Class M-3 Certificates of any series should fully consider the risk that Realized Losses on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments. For additional considerations relating to the yields on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus

Additional Yield Considerations Applicable Solely to the Residual Certificates

The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates of that series. Holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates during the early years of the trust for that series that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates of any series may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates of any series will depend on, among other things, the timing and amounts of prepayments and losses experienced on the mortgage loans in the related loan group.

The Residual Certificateholders of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences" in the related base prospectus.

Pooling and Servicing Agreement

General

The certificates for each series will be issued under a series supplement for that series, dated as of the cut-off date for that series, to the standard terms of pooling and servicing agreement, dated as of January 1, 2006, together referred to as the pooling and servicing agreement, among the depositor, the master servicer, and Deutsche Bank Trust Company Americas, as trustee. Reference is made to the related base prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series. Except as may be set forth in the related prospectus supplement, the trustee will appoint Wells Fargo Bank, National Association to serve as custodian for the mortgage loans included in the trust established for any series. The offered certificates of any series will be transferable and exchangeable at an office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder of any series without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement for that series. Requests should be addressed to the President, Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Under the pooling and servicing agreement of any series, transfers of Residual Certificates of that series are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement for that series. See "Material Federal Income Tax Consequences" in this term sheet supplement and "Material Federal Income Tax Consequences -REMICs-Taxation of Owners of REMIC Residual Certificates-Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "-Noneconomic REMIC Residual Certificates" in the related base prospectus. In addition to the circumstances described in the related base prospectus, the depositor may terminate the trustee for any series for cause under specified circumstances. See "The Pooling and Servicing Agreement-The Trustee" in the related base prospectus.

Custodial Arrangements

The trustee will appoint Wells Fargo Bank, N.A., to serve as custodian of the mortgage loans. The custodian is not an affiliate of the depositor, the master servicer or the sponsor. No servicer will have custodial responsibility for the mortgage loans. The custodian will maintain mortgage loan files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the sponsor's premises in Minnesota. Only the custodian has access to these vaults. A shelving and filing system segregates the files relating to the mortgage loans from other assets serviced by the master servicer.

The Master Servicer and Subservicers

Master Servicer. The master servicer, an affiliate of the depositor, will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

• receiving funds from subservicers;

• reconciling servicing activity with respect to the mortgage loans;

• calculating remittance amounts to certificateholders;

• sending remittances to the trustee for distributions to certificateholders;

• investor and tax reporting;

• coordinating loan repurchases;

• oversight of all servicing activity, including subservicers;

• following up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made;

• approval of loss mitigation strategies;

• management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

• providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

The master servicer may, from time to time, outsource certain of its master servicing functions, such as foreclosure management, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

For a general description of the master servicer and its activities, see "Sponsor and Master Servicer" in this term sheet supplement. For a general description of material terms relating to the master servicer's removal or replacement, see "The Pooling and Servicing Agreement-Rights Upon Event of Default" in the prospectus.

Subservicer Responsibilities. Subservicers are generally responsible for the following duties:

• communicating with borrowers;

• sending monthly remittance statements to borrowers;

• collecting payments from borrowers;

• recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

• accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

• accurate and timely accounting and administration of escrow and impound accounts, if applicable;

• accurate and timely reporting of negative amortization amounts, if any;

• paying escrows for borrowers, if applicable;

• calculating and reporting payoffs and liquidations;

• maintaining an individual file for each loan; and

• maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Homecomings Financial Network, Inc. The subservicing agreement between the Master Servicer and Homecomings provides that Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware corporation and has been servicing mortgage loans secured by first liens on one-to four-family residential properties since 1996. Homecomings was incorporated as a wholly-owned subsidiary of Residential Funding Corporation in 1995 to service and originate mortgage loans. In 1996, Homecomings acquired American Custody Corporation to begin servicing subprime mortgage loans, and in 1999 Homecomings acquired Capstead Inc. to focus on servicing prime loans such as the mortgage loans described herein. The operations of each of the acquired companies have been integrated into Homecomings' servicing operations. The majority of the mortgage loans currently master serviced by Residential Funding Corporation are subserviced by Homecomings. In addition to servicing mortgage loans secured by first liens on one-to-four family residential properties, Homecomings services mortgage loans secured by more junior second liens on residential properties and subprime mortgage loans. Homecomings may perform special servicing functions where the servicing responsibilities with respect to delinquent mortgage loans that have been serviced by third parties is transferred to Homecomings. Homecomings' servicing activities have included the activities specified above under "-Subservicer responsibilities".

Homecomings may, from time to time, outsource certain of its subservicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve Homecomings of any of its responsibilities or liabilities as a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer performs the types of services requiring additional disclosures, the issuing entity will file a Report on Form 8 K providing any required additional disclosure regarding such subservicer.

Homecomings Servicing Portfolio

First Lien Mortgage Loans
Volume by Principal Balance	2001	2002	2003	2004	2005
Prime Mortgages(1)	$25,532,458,680	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126
Non-Prime Mortgages(2)	$17,039,860,699	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214
Total	$42,572,319,379	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340
Prime Mortgages(1)	59.97%	49.96%	43.07%	41.56%	46.10%
Non-Prime Mortgages(2)	40.03%	50.04%	56.93%	58.44%	53.90%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(6.30)%	7.09%	9.55%	6.64%	39.53%
Non-Prime Mortgages(2)	56.49%	60.71%	44.56%	13.47%	15.99%
Total	11.62%	28.55%	27.07%	10.53%	25.78%

Junior Lien Mortgage Loans
Volume by Principal Balance	2001	2002	2003	2004	2005
Prime Mortgages(1)	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087
Non-Prime Mortgages(2)	-	-	-	-	-
Total	$8,024,136,313	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	N/A	(4.94)%	(2.95)%	2.25%	(1.68)%
Non-Prime Mortgages(2)	N/A	-	-	-	-
Total	N/A	(4.94)%	(2.95)%	2.25%	(1.68)%

First Lien Mortgage Loans
Volume by Number of Loans	2001	2002	2003	2004	2005
Prime Mortgages(1)	133,632	125,209	143,645	150,297	187,773
Non-Prime Mortgages(2)	168,185	257,077	341,190	373,473	394,776
Total	301,817	382,286	484,835	523,770	582,549
Prime Mortgages(1)	44.28%	32.75%	29.63%	28.70%	32.23%
Non-Prime Mortgages(2)	55.72%	67.25%	70.37%	71.30%	67.77%
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	(9.85)%	(6.30)%	14.72%	4.63%	24.93%
Non-Prime Mortgages(2)	38.47%	52.85%	32.72%	9.46%	5.70%
Total	11.91%	26.66%	26.83%	8.03%	11.22%

Junior Lien Mortgage Loans
Volume by Number of Loans	2001	2002	2003	2004	2005
Prime Mortgages(1)	228,946	217,031	211,585	210,778	199,600
Non-Prime Mortgages(2)	-	-	-	-	-
Total	228,946	217,031	211,585	210,778	199,600
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	0.00%	0.00%	0.00%	0.00%	0.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)	N/A	(5.20)%	(2.51)%	(0.38)%	(5.30)%
Non-Prime Mortgages(2)	N/A	-	-	-	-
Total	N/A	(5.20)%	(2.51)%	(0.38)%	(5.30)%

(1) Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.

(2) Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans-Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3) Represents year to year growth or decline as a percentage of the prior year's volume.

There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

Servicing and Other Compensation and Payment of Expenses

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be a per annum percentage of the outstanding principal balance of that mortgage loan as set forth in the final term sheet for a class of certificates. The servicing fees consist of (a) servicing fees payable to the master servicer in respect of its master servicing activities and (b) subservicing and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

The primary compensation to be paid to the master servicer for its master servicing activities will be its servicing fee equal to a per annum percentage of the outstanding principal balance of each mortgage loan. As described in the related base prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding principal balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses associated with the trust for any series and incurred by the master servicer in connection with its responsibilities under the related pooling and servicing agreement. The master servicing fee may be reduced if a master servicer is appointed in certain circumstances, but may not be increased. See "The Pooling and Servicing Agreement-Servicing Compensation and Payment of Expenses" in the related base prospectus for information regarding other possible compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

Description	Amount	Receiving Party
Master Servicer Fee	0.03% or 0.08% per annum of the principal balance of each mortgage loan, depending on the type of mortgage loan	Master Servicer
Subservicer Fee	0.25% per annum of the principal balance of each mortgage loan serviced by a subservicer	Subservicers

In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage loans or withdraw from the Custodial Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans of that series. The trustee will make the distribution date statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders of that series and other parties to the pooling and servicing agreement via the trustee's internet website. See also "Pooling and Servicing Agreement Reports to Certificateholders" in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

There are actions specified in the related base prospectus that may be taken by holders of certificates of any series evidencing a specified percentage of all undivided interests in the related trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. All voting rights for any series will be allocated among all holders of the certificates of that series as described in the pooling and servicing agreement for that series. The pooling and servicing agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

Notwithstanding the foregoing, so long as there does not exist a failure by the Certificate Insurer to make a required payment under any financial guaranty insurance policy related to any class of Insured Certificates for any series, the Certificates Insurer shall have the right to exercise all rights of the holders of the Insured Certificates of that series under the related pooling and servicing agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

Termination

The circumstances under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement -Termination; Retirement of Certificates" in the related base prospectus.

With respect to any series with separate subordination, the master servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans in a loan group is less than 10% of the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans in that loan group and other assets in the trust related thereto, thereby effecting early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

With respect to any series with common subordination, Residential Funding or its designee will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date after deducting payments of principal due during the month of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates or to purchase, in whole but not in part, the certificates.

Any such purchase of mortgage loans and other assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans included in the trust established for that series, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

Distributions on the certificates relating to any optional termination will be paid, first, to the related Senior Certificates, second, to the related Class M Certificates, in the case of a series with separate subordination, or the Class M Certificates, in the case of a series with common subordination, in the order of their payment priority and, third, to the related Class B Certificates, in the case of a series with separate subordination, or the Class B Certificates, in the case of a series with common subordination. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates of that series if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus, except with respect to the related Principal Only Certificates, the sum of the Accrued Certificate Interest thereon, or with respect to the related Interest Only Certificates, on their Notional Amounts, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Promptly after the purchase of such certificates of any series, the master servicer shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates for any series under the circumstances described in the two preceding paragraphs, the holders of the offered certificates of that series will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, or, with respect to the related Interest Only Certificates, interest for the immediately preceding Interest Accrual Period on their Notional Amounts, plus any previously unpaid Accrued Certificate Interest. However, any Prepayment Interest Shortfalls previously allocated to the certificates of that series will not be reimbursed. In addition, distributions to the holders of the most subordinate class of related certificates, in the case of a series with separate subordination, or most subordinate class of certificates, in the case of a series with common subordination, outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

The Trustee

The trustee under the pooling and servicing agreement (as described below), is a national banking association.

Unless an event of default has occurred and is continuing under the pooling and servicing agreement, the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement, the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. Subject to certain qualifications specified in the pooling and servicing agreement, the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

The trustee's duties and responsibilities under the pooling and servicing agreement include collecting funds from the master servicer to distribute to certificateholders at the direction of the master servicer, providing certificateholders and applicable rating agencies with monthly distribution statements and notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

The master servicer will pay to the trustee reasonable compensation for its services and reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee's negligence or bad faith. The master servicer has also agreed to indemnify the trustee for any losses and expenses incurred without negligence or willful misconduct on the trustee's part arising out of the acceptance and administration of the trust.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Any costs associated with removing and replacing a trustee will be paid by the master servicer.

Legal Proceedings

There are no material pending legal or other proceedings involving the mortgage loans or Residential Funding Corporation, as sponsor and master servicer, Residential Accredit Loans, Inc. as depositor, the Trust as the issuing entity, or Homecomings, as subservicer, that, individually or in the aggregate, would have a material adverse impact on investors in these certificates.

Residential Funding and Homecomings are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions. Based on information currently available, it is the opinion of Residential Funding and Homecomings that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings. Any such unfavorable outcome could adversely affect the ability of Residential Funding Corporation or Homecomings to perform its servicing duties with respect to the mortgage loans and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

Material Federal Income Tax Consequences

Upon the issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, exclusive of a yield maintenance agreement, if any, will qualify as one or more REMICs under the Internal Revenue Code.

For federal income tax purposes:

the Class R Certificates collectively will represent ownership of the sole class of "residual interests" in each of the REMICs; and

each class of offered certificates and the Class B Certificates will represent ownership of "regular interests" in a REMIC, will generally be treated as debt instruments of that REMIC and may also represent the right to receive payments from a reserve fund, if applicable, and payments under the yield maintenance agreement.

See "Material Federal Income Tax Consequences-REMICs" in the related base prospectus.

For federal income tax purposes, the offered certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% of the prepayment assumption used to price the offered certificates. No representation is made that the mortgage loans will prepay at that rate or at any other rate. The use of a zero prepayment assumption may be required in calculating the amortization of premium. See "Material Federal Income Tax Consequences-General" and "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the related base prospectus.

The Internal Revenue Service, or IRS, has issued original issue discount regulations under sections 1271 to 1275 of the Internal Revenue Code that address the treatment of debt instruments issued with original issue discount. The OID regulations suggest that original issue discount with respect to securities similar to the Class A-V Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class A-V Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

If the method for computing original issue discount described in the related base prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

Certain classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates" and "-Premium" in the related base prospectus.

The IRS proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates, exclusive of any interest payable to a certificate related to a yield maintenance agreement, if any, in respect of amounts received pursuant to such yield maintenance agreement, will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates, other than the Residual Certificates and, in the case of a certificate related to a yield maintenance agreement, if any, exclusive of the portion thereof representing the right to receive payments from amounts received pursuant to such yield maintenance agreement, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the master servicer to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement-Termination" in this term sheet supplement and "Material Federal Income Tax Consequences-REMICs- Characterization of Investments in REMIC Certificates" in the related base prospectus.

Special Tax Considerations Applicable to Certificates Related to any Yield Maintenance Agreement.

Each holder of a certificate related to a yield maintenance agreement, if any, is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in payments to be made under such yield maintenance agreement. The treatment of amounts received by the holder of a certificate related to a yield maintenance agreement, if any, under such certificateholder's right to receive payments under such yield maintenance agreement will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a certificate related to a yield maintenance agreement, if any, must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under such yield maintenance agreement in accordance with the relative fair market values of each property right. The master servicer intends to treat payments made to the holders of any certificates related to a yield maintenance agreement, if any, with respect to the payments under such yield maintenance agreement as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments under a yield maintenance agreement as discrete property rights. Holders of a certificate related to a yield maintenance agreement, if any, are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of certificates related to a yield maintenance agreement, if any, will be unable to use the integration method provided for under such regulations with respect to such certificates. If the master servicer's treatment of payments under a yield maintenance agreement is respected, ownership of the right to the payments under a yield maintenance agreement will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under such yield maintenance agreement under the notional principal contract regulations.

In the event that the right to receive the payments under a yield maintenance agreement is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a certificate related to a yield maintenance agreement, the amount of the sale allocated to the selling certificateholder's right to receive payments under such yield maintenance agreement would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a certificate related to a yield maintenance agreement would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance agreement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

Gain or loss realized upon the termination of the right to receive payments under a yield maintenance agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences-REMICs" in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of Residual Certificates, including:

the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

is not a disqualified organization;

is not acquiring the Residual Certificate on behalf of a disqualified organization; and

will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See "Material Federal Income Tax Consequences -REMICs-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the related base prospectus.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Material Federal Income Tax Consequences -REMICs-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the related base prospectus.

The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the terms of the REMICs that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMICs with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code, may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through certain pass-through entities, a Residual Certificate may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

Residential Funding will be designated as the "tax matters person" with respect to each REMIC as defined in the REMIC Provisions, as defined in the related base prospectus, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

Purchasers of the Residual Certificates are encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Certain Yield and Prepayment Considerations-Additional Yield Considerations Applicable Solely to the Residual Certificates" in this term sheet supplement and "Material Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

Tax Return Disclosure and Investor List Requirements

Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. Congress has enacted provisions that impose significant penalties for failure to comply with these disclosure requirements. Investors in Residual Certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the issuing entity and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

Penalty Protection

If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the related base prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

Method of Distribution

In accordance with the terms and conditions of the related underwriting agreement for any series, each underwriter set forth in any final term sheet and the prospectus supplement for that series with respect to any class of offered certificates of that series will serve as an underwriter for each applicable class and will agree to purchase and the depositor will agree to sell each applicable class of the Senior Certificates of that series and the Class M Certificates of that series, except that a de minimis portion of the Residual Certificates of that series will be retained by Residential Funding. Each applicable class of certificates of any series being sold to an underwriter are referred to as the underwritten certificates for any series. It is expected that delivery of the underwritten certificates, other than the Residual Certificates, will be made only in book -entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates for any series, other than the de minimis portion retained by Residential Funding, will be made at the offices of the applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

In connection with the underwritten certificates, of any series, each underwriter has agreed, in accordance with the terms and conditions of the related underwriting agreement for that series, to purchase all of each applicable class of the underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

Any related underwriting agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the underwritten certificates of any series by any applicable underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any series, before deducting expenses payable by the depositor, shall be set forth in the prospectus supplement for that series. The underwriter for any class of any series may effect these transactions by selling the applicable underwritten certificates of any series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any series, the underwriter for any class of that series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any series are also underwriters of that series under the Securities Act of 1933. Any profit on the resale of the underwritten certificates of that series positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

Each underwriting agreement for any series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

There is currently no secondary market for the offered certificates. The underwriter for any class of any series may make a secondary market in the underwritten certificates of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

If more than one underwriter has agreed to purchase offered certificates, those underwriters will be identified in the final term sheet with respect to such class of certificates.

The primary source of information available to investors concerning the offered certificates of any series will be the monthly statements discussed in the related base prospectus under "Description of the Certificates-Reports to Certificateholders" and in this term sheet supplement under "Pooling and Servicing Agreement-Reports to Certificateholders," which will include information as to the outstanding principal balance or notional amount of the offered certificates of that series. There can be no assurance that any additional information regarding the offered certificates of any series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

Use of Proceeds

The net proceeds from the sale of the offered certificates to the underwriters will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. See "Method of Distribution" in this term sheet supplement.

Legal Opinions

Certain legal matters relating to the certificates of any series will be passed upon for the depositor, and Residential Funding Securities Corporation if it is an underwriter of that series, by Orrick, Herrington & Sutcliffe LLP, New York, New York and for each underwriter, other than Residential Funding Securities Corporation, by Thacher Proffitt & Wood LLP, New York, New York.

Ratings

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated in the final term sheet for a class of certificates by one or more rating agencies including by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Standard & Poor's or S&P, Moody's Investors Service, Inc. or Moody's, or Fitch Ratings, or Fitch.

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Interest Only Certificates does not address whether investors therein will recoup their initial investments. The rating on the Principal Only Certificates only addresses the return of their respective Certificate Principal Balances. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

The rating assigned by Standard & Poor's to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein.

The ratings assigned by Moody's to the Senior Certificates address the likelihood of the receipt by the Senior Certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

There can be no assurance as to whether any rating agency other than the rating agencies designated in the final term sheet for a class of certificates will rate the Senior Certificates or the Class M Certificates of any series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any series by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Interest Only Certificates will not address the possibility that the holders of those certificates may fail to fully recover their initial investments. In the event that the ratings initially assigned to the offered certificates of any series are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

Legal Investment

The offered certificates identified in the final term sheet with respect to such class of certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

One or more classes of the offered certificates of any series may be viewed as "complex securities" under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

The depositor makes no representations as to the proper characterization of any class of the offered certificates of any series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates of any series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates of any series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

See "Legal Investment Matters" in the related base prospectus.

ERISA Considerations

A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations-ERISA Plan Asset Regulations" in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates, as well as the Class M Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations-Prohibited Transaction Exemptions" in the related base prospectus provided those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

Each beneficial owner of Class M Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not an ERISA plan investor, (ii) it has acquired and is holding such Class M Certificates in reliance on the RFC exemption, and that it understands that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Class M Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriter, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Because the exemptive relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual Certificates, transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the ERISA plan investor:

is permissible under applicable law;

will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the related base prospectus.

The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.